SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ PreliminaryProxy Statement	☐ Confidential, For Use of the Commission Only(as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

APOGEE ENTERPRISES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒    No fee required.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐    Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1.	Amount previously paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

May 18, 2007

Dear Shareholder:

You are cordially invited to attend the 2007 Annual Meeting of Shareholders of Apogee Enterprises, Inc. to be held at Apogee’s headquarters, 7900 Xerxes Avenue South, 19th Floor, Minneapolis, Minnesota, commencing at 9:00 a.m. Central Daylight Time on Wednesday, June 27, 2007.

The Corporate Secretary’s formal notice of the meeting and the proxy statement appear on the following pages and describe the matters to come before the meeting. During the meeting, time will be provided for a review of the activities of the past year and items of general interest about Apogee.

As a convenience to shareholders unable to attend the annual meeting in person, we also will be webcasting the meeting. To view the meeting via webcast, go to our web site at www.apog.com and click on Investor Relations, followed by the webcast link at the top of that page. Please plan to be on the web site at least 15 minutes prior to the meeting so that you have sufficient time to register and to download and install any necessary software.

We hope that you will be able to attend the meeting in person, and we look forward to seeing you. Even if you plan to attend the meeting in person, we urge you to vote your shares by marking your votes on the enclosed proxy card, signing and dating it, and mailing it in the enclosed postage-paid envelope as promptly as possible. You also may vote your shares via the Internet as directed on the enclosed proxy card. Internet voting facilities for shareholders of record will be available 24 hours a day, and will close at 11:59 p.m. Eastern Daylight Time (10:59 p.m. Central Daylight Time) on June 26, 2007. If you do attend the meeting in person, you may at that time revoke any proxy previously given and vote in person, if desired.

Sincerely,

Russell Huffer Chairman and Chief Executive Officer

APOGEE ENTERPRISES, INC.

7900 Xerxes Avenue South

Suite 1800

Minneapolis, MN 55431-1159

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on June 27, 2007

NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Shareholders of Apogee Enterprises, Inc. will be held at Apogee’s headquarters, 7900 Xerxes Avenue South, 19th Floor, Minneapolis, Minnesota, commencing at 9:00 a.m. Central Daylight Time on Wednesday, June 27, 2007 for the following purposes:

1.	To elect three Class III directors for three-year terms ending in the year 2010;

2.	To consider and act upon a proposal to approve the Amended and Restated Apogee Enterprises, Inc. Executive Management Incentive Plan;

3.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 1, 2008; and

4.	To transact such other business as may properly be brought before the meeting.

The Board of Directors has fixed May 4, 2007, as the record date for the meeting. Only shareholders of record at the close of business on that date are entitled to receive notice of and to vote at the meeting.

As a convenience to shareholders unable to attend the annual meeting in person, we also will be webcasting the meeting. To view the meeting via webcast, go to our web site at www.apog.com and click on Investor Relations, followed by the webcast link at the top of that page. Please plan to be on the web site at least 15 minutes prior to the meeting so that you have sufficient time to register and to download and install any necessary software.

Your vote is important to ensure a quorum at the meeting. Even if you own only a few shares, and whether or not you expect to be present at the meeting, it is important that your shares be represented and voted at the meeting. Most shareholders have two options for submitting their vote: (1) by mail or (2) via the Internet. For further details, see “How do I vote my shares?” on page 2. Internet voting facilities for shareholders of record will be available 24 hours a day, and will close at 11:59 p.m. Eastern Daylight Time (10:59 p.m. Central Daylight Time) on June 26, 2007. You may revoke your proxy at any time prior to the meeting and delivery of your proxy will not affect your right to vote in person if you attend the meeting.

By Order of the Board of Directors,

Patricia A. Beithon General Counsel and Corporate Secretary

Minneapolis, Minnesota

May 18, 2007

PROXY STATEMENT

i

ii

PROXY STATEMENT

2007 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 27, 2007

The Board of Directors of Apogee Enterprises, Inc. (“Apogee” or the “Company”) is soliciting proxies for use at our annual meeting of shareholders to be held on June 27, 2007, and at any adjournment of the meeting. This proxy statement and the enclosed proxy card are first being mailed or given to shareholders on or about May 18, 2007.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the meeting?

At our annual meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting of Shareholders. These include the election of directors, approval of the Amended and Restated Apogee Enterprises, Inc. Executive Management Incentive Plan, and ratification of the appointment of our independent registered public accounting firm. Also, management will report on our performance during fiscal 2007 and the first quarter of fiscal 2008 and respond to questions from shareholders.

Who is entitled to vote at the meeting?

The Board of Directors has set May 4, 2007, as the record date for the annual meeting. If you were a shareholder of record at the close of business on May 4, 2007, you are entitled to notice of and to vote at the annual meeting.

As of the record date, 28,790,762 shares of common stock, par value $.33-1/3, were issued and outstanding and, therefore, eligible to vote at the annual meeting.

What are my voting rights?

Holders of our common stock are entitled to one vote per share. Therefore, 28,790,762 votes are entitled to be cast at the meeting. There is no cumulative voting.

How many shares must be present to hold the meeting?

In accordance with our Amended and Restated Bylaws, shares equal to at least a majority of the voting power of the outstanding shares of our common stock as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the meeting if:

•	you are present and vote in person at the meeting; or

•	you have properly submitted a proxy by mail or via the Internet.

How do I vote my shares?

If you are a shareholder of record, you can give a proxy to be voted at the meeting in any of the following ways:

•	electronically, via the Internet by following the “Vote by Internet” instructions on the proxy card; or

•	by completing, signing and mailing the proxy card in the enclosed postage-paid envelope.

The Internet voting procedure has been set up for your convenience. The procedure has been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a shareholder of record and you would like to submit your proxy via the Internet, please refer to the specific instructions provided on the proxy card. If you wish to submit your proxy by mail, please return your signed proxy card in the enclosed postage-paid envelope before the annual meeting. If you are an employee and received the proxy statement and annual report to shareholders electronically via the Internet at your company email address, you will only be able to give a proxy to be voted at the meeting electronically via the Internet as described below under “How do I vote if my shares are held in the 401(k) retirement plan, employee stock purchase plan or other plans of Apogee?”.

If you hold your shares in street name, you must vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

If you properly execute, duly return and do not revoke your proxy, it will be voted in the manner you specify.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the method described above under “How do I vote my shares?”.

How do I vote if my shares are held in the 401(k) retirement plan, employee stock purchase plan or other plans of Apogee?

If you hold any shares in our 401(k) retirement plan, employee stock purchase plan or other plans of Apogee, your completed proxy card or Internet proxy vote will serve as voting instructions to the plan trustee. However, your voting instructions must be received at least one day prior to the annual meeting in order to count. In accordance with the terms of our 401(k) retirement plan, the trustee will vote all of the shares held in the plan in the same proportion as the actual proxy votes submitted by plan participants at least one day prior to the annual meeting. If you are a participant in our employee stock purchase plan, the plan custodian cannot vote your shares unless it receives timely instructions from you.

If you hold shares in our 401(k) retirement plan, employee stock purchase plan or other plans of Apogee and have a company email address, you will receive the proxy statement and annual report to shareholders electronically at your company email address instead of receiving paper copies of these documents in the mail. The email will provide instructions and a control number to use to provide voting instructions to the plan trustee via the Internet. If you receive our proxy statement and annual report electronically, you may only provide voting instructions to the plan trustee via the Internet and you will not receive a proxy card that can be returned by mail. If you are an employee who received our proxy statement and annual report electronically and you wish to receive a paper copy of these materials you should contact:

Apogee Enterprises, Inc.

7900 Xerxes Avenue South, Suite 1800

Minneapolis, Minnesota 55431-1159

Attention: Corporate Secretary

(952) 487-7514 or (877) 752-3432 (phone)

(952) 487-7515 (fax)

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you submit your proxy vote via Internet, vote once for each proxy card you receive.

You may prefer to hold your shares in more than one account, and you are welcome to do so. However, some multiple accounts are unintentional and will occur if one stock purchase is made with a middle initial and a subsequent purchase is made without a middle initial. Please contact our Investor Relations Department at IR@apog.com, (877) 752-3432 (phone) or (952) 487-7565 (fax) for information on how to merge accounts.

Can I vote my shares in person at the meeting?

If you are a shareholder of record, you may vote your shares in person at the meeting by completing a ballot at the meeting. Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

If you hold your shares in street name, you may vote your shares in person at the meeting only if you obtain a signed letter or other proxy from your broker or other nominee giving you the right to vote the shares at the meeting.

If you are a participant in our 401(k) retirement plan, employee stock purchase plan or other plans of Apogee, you may submit a proxy vote as described above, but you may not vote your plan shares in person at the meeting.

What vote is required for the election of directors or for a proposal to be approved?

In accordance with Minnesota law, the nominees for election as Class III directors will be elected by a plurality of the votes cast at the annual meeting. This means that since shareholders will be electing three Class III directors, the three nominees for Class III director receiving the highest number of votes will be elected. As provided in our Corporate Governance Guidelines, if a majority of our shares that are voted at the meeting are designated to be “withheld” from a director nominee’s election, then such nominee shall offer his or her resignation for consideration to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will evaluate the best interests of Apogee and its shareholders and recommend to the Board the action to be taken with respect to that director’s offered resignation.

The affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the annual meeting is required for the approval of the other proposals (provided that the total number of shares voted in favor of the proposals constitutes more than 25% of our outstanding shares).

How are votes counted?

You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the other proposals.

If you submit your proxy but abstain from voting or withhold authority to vote on one or more matters, your shares will be counted as present at the meeting for the purpose of determining a quorum. Your shares also will be counted as present at the meeting for the purpose of calculating the vote on the particular matter with respect to which you abstained from voting or withheld authority to vote.

If you abstain from voting on a proposal, your abstention has the same effect as a vote against that proposal. We will not count abstentions as either for or against a director nominee, so abstentions have no effect on the election of a director; however, if a majority of our shares that are voted at the meeting are designated to be “withheld” from a director nominee’s election, then such director nominee shall offer his or her resignation for consideration to the Nominating and Corporate Governance Committee, as described on page 3 under “What vote is required for the election of directors or for a proposal to be approved?”.

If you hold your shares in street name and do not provide voting instructions to your broker, your shares will be considered to be “broker non-votes” and will not be voted on any proposal on which your broker does not have discretionary authority to vote. Brokers have discretionary authority to vote for directors in an uncontested election and to ratify the appointment of a company’s independent registered accounting firm; however, they do not have discretionary authority to vote on any compensation plan proposals. Shares that constitute broker non-votes will be counted as present at the meeting for the purpose of determining a quorum but will not be represented at the meeting for purposes of calculating the vote with respect to such matter or matters. This effectively reduces the number of shares needed to approve such matter or matters. If you hold your shares in street name, the broker, bank, trust or other nominee holding your shares will not be able to vote your shares on Proposal No. 2 – Approval of the Amended and Restated Apogee Enterprises, Inc. Executive Management Incentive Plan unless you provide voting instructions on that proposal.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends a vote:

•	FOR all of the director nominees;

•	FOR the approval of the Amended and Restated Apogee Enterprises, Inc. Executive Management Incentive Plan; and

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 1, 2008.

What if I do not specify how I want my shares voted?

If you submit a signed proxy card or submit your proxy via the Internet and do not specify how you want to vote your shares, we will vote your shares:

•	FOR all of the director nominees;

•	FOR the approval of the Amended and Restated Apogee Enterprises, Inc. Executive Management Incentive Plan;

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 1, 2008; and

•	in the discretion of the persons named in the proxy on any other matters that properly come before the meeting and as to which we did not have knowledge prior to February 28, 2007.

Can I change my vote after submitting my proxy or voting instructions?

Yes. If you are a shareholder of record, you may revoke your proxy and change your vote at any time before your proxy is voted at the annual meeting, in any of the following ways:

•	by sending a written notice of revocation to our Corporate Secretary;

•	by submitting a later-dated proxy to our Corporate Secretary;

•	by submitting a later-dated proxy via the Internet; or

•	by voting in person at the meeting.

If you hold your shares in street name, you should contact your broker or other nominee for information on how to revoke your voting instructions and provide new voting instructions.

If you hold shares in our 401(k) retirement plan, employee stock purchase plan or other plans of Apogee, you may revoke your proxy and change your voting instructions at any time, but not less than one day before the annual meeting, in any of the following ways:

•	by sending a written notice of revocation to the plan trustee or plan custodian;

•	by submitting a later-dated proxy or voting instruction to the plan trustee or plan custodian; or

•	by submitting a later-dated proxy or voting instruction via the Internet.

Will my vote be kept confidential?

Yes. We have procedures to ensure that, regardless of whether shareholders vote by mail, Internet or in person, (1) all proxies, ballots and voting tabulations that identify shareholders are kept permanently confidential, except as disclosure may be required by federal or state law or expressly permitted by a shareholder; and (2) voting tabulations are performed by an independent third party.

How can I attend the meeting?

You may be asked to present valid picture identification, such as a driver’s license or passport, before being admitted to the meeting. If you hold your shares in street name, you may also be asked to present proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from your broker or other nominee are examples of proof of ownership.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokers and other nominees for forwarding proxy materials to the beneficial owners of our shares.

We are soliciting proxies primarily by mail and email. In addition, some of our officers and regular employees may solicit the return of proxies by telephone, facsimile, personal interview, email or telegram. These individuals will receive no additional compensation for these services.

How can I communicate with the Board of Directors?

Subject to reasonable constraints of time, topics and rules of order, you may direct comments to or ask questions of the Chairman and Chief Executive Officer during our Annual Meeting of Shareholders. In addition, you may communicate directly with any director by writing to:

Apogee Directors

Apogee Enterprises, Inc.

7900 Xerxes Avenue South, Suite 1800

Minneapolis, Minnesota 55431-1159

Attention: Corporate Secretary

Directors@apog.com

The Corporate Secretary will promptly forward to the Board of Directors or the individually named directors all relevant written communications received at the above address. The Board has requested certain communications that are unrelated to the duties and responsibilities of the Board be excluded, such as spam, junk mail, mass mailings, product inquiries, new product suggestions, resumes and other forms of employment inquiries, surveys and business solicitations or advertisements. All other written communications will be reviewed by the Corporate Secretary in conjunction with the Chair of the Nominating and Corporate Governance Committee for relevance to Board activities, and after such review, the Corporate Secretary will promptly forward all relevant written communications to the Board or the individually named directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information concerning beneficial ownership of our common stock by persons known to us to own more than 5% of our common stock outstanding as of May 4, 2007, except as noted below. Unless otherwise indicated, the named holders have sole voting and investment power with respect to the shares beneficially owned by them.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)	% of Common Stock Outstanding
Franklin Resources, Inc.(1) One Franklin Parkway San Mateo, CA 94403	2,182,500	7.6
Daruma Asset Management, Inc.(2) 80 West 40th Street New York, NY 10018	1,575,300	5.5
Barclays Global Investors, NA. and related companies(3) 45 Fremont Street San Francisco, CA 94105	1,430,911	5.0

(1)

We have relied upon the information supplied by Franklin Resources, Inc. (“Franklin”) in a Schedule 13G furnished to us reporting information as of December 31, 2006. Direct or indirect subsidiaries of Franklin serve as investment managers of one or more open- or closed-end investment companies or other managed accounts that hold the shares of our common stock in the ordinary course of business. In their capacity as investment managers, the subsidiaries of Franklin exercise sole investment discretion over 2,182,500 shares, in the aggregate, held as of December 31, 2006. Of the shares reported, the subsidiaries of Franklin possessed sole voting power over 2,160,550 shares. Charles B. Johnson and Rupert H. Johnson, Jr., each of whom owns in excess of 10% of the outstanding common stock of Franklin, may be deemed to be the beneficial owners of securities held by entities advised by Franklin subsidiaries. Franklin, Franklin subsidiaries, Charles B. Johnson and Rupert H. Johnson, Jr., each disclaim beneficial ownership in the shares of our common stock.

(2)

We have relied upon the information supplied by Daruma Asset Management, Inc. (“Daruma”) in a Schedule 13G furnished to us reporting information as of December 31, 2006. Daruma serves as the investment advisor for accounts owned by one or more of its investment advisory clients and holds the shares of our common stock in the ordinary course of business. In such capacity, Daruma exercises sole investment discretion over 1,575,300 shares of our common stock, in the aggregate, held as of December 31, 2006. Of the shares reported, Daruma possessed sole voting power over 612,500 shares. Mariko O. Gordon, President of Daruma, who owns in excess of 50% of the outstanding stock of Daruma, may be deemed to be the beneficial owner of securities held by persons and entities advised by Daruma. Daruma and Ms. Gordon each disclaim beneficial ownership in the shares of our common stock held in accounts owned by Daruma’s investment advisory clients.

(3)

We have relied upon the information supplied jointly by Barclays Global Investors, NA., Barclays Global Fund Advisors, and Barclays Global Investors, Ltd. in a Schedule 13G furnished to us reporting information as of December 31, 2006. The Schedule 13G indicates that as of December 31, 2006: (a) Barclays Global Investors, NA. was the beneficial owner with sole investment discretion over 562,744 shares and possessed sole voting power over 519,500 shares; (b) Barclays Global Fund Advisors was the beneficial owner with sole investment discretion and sole voting power over 850,180 shares ; and (c) Barclays Global Investors, Ltd. was the beneficial owner with sole investment discretion and sole voting power over 17,987 shares.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth the number of shares of our common stock beneficially owned as of May 4, 2007, the record date for our 2007 Annual Meeting of Shareholders, by each of our directors and executive officers named in the “Fiscal 2007 Summary Compensation Table” and by all of our directors and executive officers as a group.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Shares of Common Stock Held (#)(1)(2)		Shares Underlying Options Exercisable Within 60 Days (#)(3)	Total Beneficial Ownership (#)	% of Common Stock Outstanding	Phantom Stock Units (#)(4)	Total Stock- Based Ownership (#)(5)
Non-Employee Directors
Bernard P. Aldrich	1,000		51,369	52,369	*	21,319	73,688
Jerome L. Davis	—		22,560	22,560	*	7,688	30,248
Sara L. Hays	—		14,953	14,953	*	3,935	18,888
John T. Manning	1,000	(6)	19,311	20,311	*	1,009	21,320
James L. Martineau	109,709		51,369	161,078	*	—	161,078
Robert J. Marzec	872		19,311	20,183	*	2,926	23,109
Stephen C. Mitchell	10,023		15,185	25,208	*	—	25,208
Richard V. Reynolds	—		9,311	9,311	*	1,415	10,726
Michael E. Shannon	2,000		59,369	61,369	*	14,222	75,591
David E. Weiss	4,640		19,311	23,951	*	—	23,951
Named Executive Officers
Patricia A. Beithon	120,059	(2)	76,500	196,559	*	—	196,559
Michael B. Clauer	28,842	(2)	—	28,842	*	—	28,842
Russell Huffer	373,960	(2)(7)	195,745	569,705	2.0	—	569,705
Gary R. Johnson	37,489	(2)	20,750	58,239	*	—	58,239
Daniel R. Mayleben	—		—	—	—	—	—
James S. Porter	74,340	(2)(8)	46,226	120,566	*		120,566
All directors and executive officers as a group (15 persons)(9)	735,092	(2)	621,270	1,356,362	4.6	52,514	1,408,876

*	Indicates less than 1%.

(1)

Unless otherwise indicated, the individuals listed in the table have sole voting and investment power with respect to the shares owned by them. For our non-employee directors, the number of shares indicated includes shares issued to the named individual pursuant to our employee stock purchase plan, and for our executive officers, the number of shares indicated includes shares issued to the named individual pursuant to our Legacy Partnership Plan, our employee stock purchase plan, our Amended and Restated 2002 Omnibus Stock Incentive Plan and our 401(k) retirement plan.

(2)

Includes the following shares issued pursuant to our Legacy Partnership Plan, over which the holders have no investment power: Ms. Beithon, 40,696 shares; Mr. Clauer, 28,842 shares; Mr. Huffer, 112,379 shares; Mr. Johnson, 13,428 shares; Mr. Porter, 29,229 shares; and all directors and executive officers as a group, 195,732 shares (which does not include the shares held by Mr. Clauer, who resigned as an executive officer of the Company, effective as of December 31, 2006).

(3)	Includes shares underlying stock options exercisable currently or within 60 days of May 4, 2007.

(4)

Phantom stock units, each representing the value of one share of our common stock, are attributable to accounts in our Deferred Compensation Plan for Non-Employee Directors, which is described under the heading “Deferred Compensation Plan for Non-Employee Directors” on page 21. The participants in this plan do not have voting or investment power with respect to these units.

(5)	The amounts in this column are derived by adding the amounts in the “Total Beneficial Ownership (#)” and the “Phantom Stock Units (#)” columns of the table.

(6)	Includes 1,000 shares held by Mr. Manning’s wife.

(7)	Includes 32,560 shares held by Mr. Huffer’s wife, as to which he disclaims beneficial ownership.

(8)	Includes 350 shares held by Mr. Porter’s children.

(9)	Does not include shares held by Mr. Clauer, who resigned as an executive officer of the Company, effective as of December 31, 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our directors and executive officers and persons who own more than 10% of our securities to file initial reports of ownership of those securities on Form 3 and reports of changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission (the “SEC”). Specific due dates for these reports have been established by the SEC, and we are required to disclose in this proxy statement any failure to timely file the required reports by these dates. Based solely on our review of the copies of these reports received by us and written representations from our directors and executive officers, we believe that our directors and executive officers complied with all Section 16(a) filing requirements for the fiscal year ended March 3, 2007.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Restated Articles of Incorporation provide that the Board of Directors will be divided into three classes of directors of as nearly equal size as possible. Our articles further provide that the total number of directors will be determined exclusively by our Board of Directors. The term of each class of director is three years, and the term of one class expires each year in rotation. Currently, we have eleven directors; however, our Board of Directors has determined to decrease the size of the Board to ten directors, with three directors serving in each of Classes I and III and four directors serving in Class II. At this year’s annual meeting, the terms of our Class III directors will expire. Michael E. Shannon, who currently serves as a Class III director with a term expiring at the upcoming annual meeting, will retire after nine years of service. Jerome L. Davis, James L. Martineau and Richard V. Reynolds are the current Class III directors who have been nominated for re-election to the Board. The Class III directors elected at the annual meeting will serve until the 2010 Annual Meeting of Shareholders or until their successors are elected and qualified. Each of the nominees has agreed to serve as director if elected.

We have no reason to expect that any of the nominees will fail to be a candidate at the annual meeting and, therefore, do not have in mind any substitute or substitutes for any of the nominees. If any of the nominees should be unable to serve as a director, proxies will be voted for a substitute nominee or nominees in accordance with the best judgment of the person or persons acting under the proxies.

The Board of Directors recommends that you vote FOR the three Class III nominees for director. Unless authority for one or more of the nominees is withheld, proxies will be voted FOR the election of each of Messrs. Davis, Martineau and Reynolds as Class III directors for a three-year term expiring at the 2010 Annual Meeting of Shareholders.

The nominees for election as directors and the directors whose terms of office will continue after the annual meeting have provided the following information about themselves.

Class III Directors – Nominees for Terms Expiring in 2010

Jerome L. Davis, age 52

Chief Executive Officer and President of Jerome L. Davis & Associates, LLC, an executive coaching consulting firm, since 2006. Global Vice President, Service Excellence of Electronic Data Systems Corporation, a business and technology services company, a position he held from 2003 to 2005. Chief Client Executive Officer of Electronic Data Systems from 2002 to 2003. President, Americas – Business Process Management of Electronic Data Systems from 2001 to 2002. President and Executive Officer of the Commercial Solutions Division of Maytag Corporation, a home and commercial appliance company, from 1999 to 2001. Senior Vice President, Sales and Officer – Appliances of Maytag Corporation from 1998 to 1999. Various senior management positions with Frito-Lay, Inc., a consumer packaged foods company, from 1992 to 1998. Various sales management and sales positions with The Proctor and Gamble Company, a consumer products company, from 1977 to 1992. Mr. Davis is also a director at Gamestop Corp. Director since 2004.

James L. Martineau, age 66

Retired Executive Vice President of Apogee, a position he held from 1996 to 1998. Various senior management positions with Apogee from 1971 through 1996. Mr. Martineau is also a director of Pinnacle Entertainment, Inc. Director since 1973.

Richard V. Reynolds, age 58

Senior Manager of BearingPoint, Inc., an international management and technology consulting firm, since 2006. Principal of VanFleet Group, LLC, an aeronautical consulting firm, since 2006. Lieutenant General, U.S. Air Force, retired, former Vice Commander, Air Force Material Command, a position he held from 2003 to 2005. Commander, Aeronautical Systems Center of U.S. Air Force Material Command from 2001 to 2003. Commander, Air Force Flight Test Center of U.S. Air Force Material Command from 1998 to 2001. Program Executive Officer, Airlift and Trainers of U.S. Air Force Program Executive Office from 1996 to 1998. Various other leadership positions in the U.S. Air Force from 1971 to 1996. Director since 2006.

Class I Directors – Terms Expiring in 2008

Robert J. Marzec, age 62

Retired Audit Partner of PricewaterhouseCoopers, an international public accounting firm, having worked for PricewaterhouseCoopers in Assurance and Business Advisory Services (financial and regulatory reporting) from 1966 to 2002 and serving as Managing Partner of the Minneapolis office of PricewaterhouseCoopers from 1991 to 1998. Mr. Marzec is also a director of Health Fitness Corporation and Medtox Scientific, Inc. Director since 2005.

Stephen C. Mitchell, age 63

President and Chief Operating Officer of The Knight Group, LLC, a privately held professional services company, since 2001. Vice Chairman of Knight Facilities Management, Inc., a privately held contract facilities management firm, since 1995. President and Chief Operating Officer of Lester B. Knight & Associates, also a privately held professional services company, from 1975 to 2001. Mr. Mitchell is also a director of Landauer, Inc. Director since 1996.

David E. Weiss, age 63

Retired Chairman, President and Chief Executive Officer of Storage Technology Corporation, a developer, manufacturer and distributor of data storage solutions for the management, retrieval and protection of business information, a position he held from 1996 to 2000. Various other executive positions with Storage Technology from 1991 to 1996 including Chief Operating Officer, Executive Vice President, Senior Vice President for Marketing and Strategic Planning, and Vice President – Global Marketing. Various engineering management positions with IBM Corporation from 1967 to 1991. Mr. Weiss is also a director of Incentra Solutions, Inc. Director since 2005.

Class II Directors –Terms Expiring in 2009

Bernard P. Aldrich, age 57

President, Chief Executive Officer and a director of Rimage Corporation, a leading designer and manufacturer of on-demand publishing and duplicating systems for CD-recordable and DVD-recordable media, since 1997. President of several manufacturing companies controlled by Activar, Inc., an industrial plastics and construction supply company, from 1995 to 1996. President of Colwell Industries, a company that designs, manufactures and distributes color merchandising tools, from 1992 to 1994. Chief Financial Officer of Advance Machine Co., a manufacturer and supplier of equipment for the commercial floor care industry, from 1973 to 1991. Director since 1999.

Sara L. Hays, age 42

Managing Director since 2006 and General Counsel and member of the Executive Committee and Investment Committee since 2005 of Wrightwood Capital, LLC, a real estate finance company. Senior Vice President and General Counsel of Hyatt Hotels Corporation, a worldwide hotel and timeshare company, from 2001 to 2005. Vice President and General Counsel of Hyatt Hotels Corporation from 2000 to 2001. General Counsel of Hyatt Development Corporation from 1997 to 2000. Developmental Counsel for Hyatt Development Corporation from 1994 to 1997. Attorney with the law firm of Coffield Ungaretti & Harris from 1989 to 1994. Director since 2005.

Russell Huffer, age 57

Chairman of Apogee since 1999 and Chief Executive Officer and President of Apogee since 1998. President of our Glass Technologies segment from 1996 to 1998. Vice President and General Manager of our Viracon, Inc. subsidiary from 1986 to 1996. Mr. Huffer is also a director of Hutchinson Technology Incorporated. Director since 1998.

John T. Manning, age 58

Retired Vice Chairman and Audit Partner of BDO Seidman, LLP, the U.S. member firm of the BDO International network, an international public accounting firm, having worked for BDO Seidman in various management and audit positions from 1973 to 2000, including Vice Chairman from 1995 to 1999, Managing Partner of the Richmond, Virginia office from 1990 to 1991, and Audit Partner from 1978 to 1991. Various management positions with BDO International from 1992 to 1995. Director since 2005.

CORPORATE GOVERNANCE

Our Board of Directors and management are dedicated to maintaining exemplary corporate governance, the highest standard of ethical conduct, and full compliance with the laws, rules and regulations that govern our businesses.

Corporate Governance Website

Information relative to our corporate governance is available on our website at www.apog.com by clicking on “Governance.” This information includes:

•	Board of Directors – Background, Experience and Independence

•	Lead Director

•	Board Committees – Current Members and Committee Charters

•	How to Communicate with Directors

•	Management – Background and Experience

•	Our Code of Business Conduct and Ethics

•	Our Corporate Governance Guidelines

•	Our Bylaws

•	Our Amended Articles of Incorporation

We will provide copies of any of the foregoing information without charge upon written request to Corporate Secretary, Apogee Enterprises, Inc., 7900 Xerxes Avenue South, Suite 1800, Minneapolis, Minnesota 55431-1159.

Code of Business Conduct and Ethics and Hotline

In 1999, the Board adopted our Code of Business Conduct and Ethics. The Code is a statement of our high standards for ethical behavior and legal compliance, and it governs the manner in which we conduct business. All of our employees, including our executive officers, and all members of our Board of Directors are required to comply with the Code. A copy of our Code of Business Conduct and Ethics is available on our website at www.apog.com by clicking on “Governance,” then “Code of Business Conduct and Ethics.”

All employees are required to promptly report all known or suspected violations of the Code of Business Conduct and Ethics and applicable laws, including, without limitation, concerns about accounting, internal controls or auditing matters. We provide a Code of Business Conduct and Ethics Hotline that is available 24 hours a day, seven days a week by web link and phone with live operators who can connect to translators in multiple languages. Individuals can make reports anonymously. The Hotline is managed by an outside vendor who is not affiliated with us. We prohibit retaliation action against any employee who in good faith reports a known or suspected violation of the Code of Business Conduct and Ethics or applicable laws and regulations, including concerns about accounting, internal controls or auditing matters.

Corporate Governance Guidelines

Our Corporate Governance Guidelines, adopted in 2004, embody many of our long-standing practices, policies and procedures, which are the foundation of our commitment to best practices in corporate governance. Our Corporate Governance Guidelines outline the role, composition, qualifications, operation and other policies applicable to our Board. The Corporate Governance Guidelines provide the framework within which directors and management can effectively pursue our objectives for the benefit of our shareholders. The Guidelines are reviewed at least annually, and revised as necessary to continue to reflect best corporate governance practices. The full text of our Guidelines, as last amended by the Board in January 2007, may be found on our website at www.apog.com by clicking on “Governance,” then “Corporate Governance Guidelines.”

Board Independence

Under our Corporate Governance Guidelines, a substantial majority of the directors on our Board, and all members of our Audit, Compensation, and Nominating and Corporate Governance Committees must be independent. Each year in accordance with The NASDAQ Stock Market, Inc. (“NASDAQ”) rules, the Board affirmatively determines the independence of each director and nominee for election as a director in accordance with guidelines it has adopted, which include all elements of independence set forth in the NASDAQ listing standards.

With the assistance of legal counsel to the Company, our Nominating and Corporate Governance Committee reviewed the applicable legal standards for Board member and Board committee independence. In making its independence recommendation, our Nominating and Corporate Governance Committee reviewed a summary of the answers to annual questionnaires completed by each Board member regarding employment, business, familial, compensation and other relationships with Apogee and our management. On the basis of this review, our Nominating and Corporate Governance Committee reported on its review to our Board of Directors. After reviewing the information presented to it, the Board made its independence determination based upon our Nominating and Corporate Governance Committee’s review and recommendation and the related supporting information.

Based on this review, our Board of Directors has determined that each of our directors is independent, except for Russell Huffer, who serves as our Chairman and Chief Executive Officer, and James L. Martineau, who served as our Executive Vice President until 1998, as a consultant to us until fiscal 2002 and whose daughter-in-law is employed by one of our subsidiaries in a sales capacity as described under the heading “Certain Relationship and Transaction with Director” on page 48.

Lead Director

Our Board of Directors has elected an independent director to serve as lead director (“Lead Director”). Stephen C. Mitchell, who also serves as Chair of our Nominating and Corporate Governance Committee, has served as Lead Director since May 2006 and was re-elected to serve as Lead Director in May 2007.

The role of the Lead Director includes presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors; serving as a liaison between the Chairman and the non-employee directors; approving agendas for meetings of the Board; approving meeting schedules to assure that there is sufficient time for discussion of all agenda items; establishing guidelines for management on the quality, quantity and timeliness of information sent to the Board; calling meetings of the non-employee directors; recommending to the Chairman the retention of outside advisors and consultants who report directly to the Board on board-wide issues; and, if requested by shareholders, ensuring that he or she is available for consultation and direct communication.

Executive Sessions of the Board

During each regular Board meeting, our non-employee directors meet in executive session without the Chairman and Chief Executive Officer or any other member of management being present. In addition, at least twice annually, our non-employee directors who meet the independence requirements of the NASDAQ listing standards meet in executive session without any director who does not meet such independence requirements or any member of management being present. The Lead Director presides at such sessions. During fiscal 2007, our non-employee directors met in executive session four times and our non-employee directors who meet the independence requirements of the NASDAQ listing standards also met in executive session four times.

Stock Ownership Guidelines for Non-Employee Directors

Our Board of Directors believes that non-employee directors should have a significant equity interest in Apogee and established voluntary stock ownership guidelines for directors in 2002. The guidelines encourage share ownership by our directors in an amount having a market value of three times the annual Board retainer (currently $84,000) to be achieved within five years of first being elected as a director. In calculating share ownership of our non-employee directors, we include phantom stock units under the Deferred Compensation Plan for Non-Employee Directors and shares held pursuant to our employee stock purchase plan, but do not include unexercised stock options. Each director has met, or any director who has served fewer than five years is on track to meet, these stock ownership guidelines.

Policy Regarding Service on Other Boards

Our Board of Directors has established a policy that restricts our directors from serving on the boards of directors of more than four other publicly held corporations unless approved by a majority of the directors of our Board.

Policy Regarding Attendance at Annual Meetings

Our Board members are expected to attend our annual meeting of shareholders. Last year all of our directors attended our annual meeting of shareholders.

Retirement Policy

Our Board of Directors has established a policy that, unless otherwise approved by a majority of the directors, no individual may be nominated to serve as a director if the term of service would expire more than one year after such individual’s 70th birthday.

Procedures for Shareholder Recommendations or Nominations of Director Candidates

A shareholder who wishes to recommend a director candidate to the Board for nomination by the Board at the annual meeting or for vacancies of the Board that arise between meetings must provide the Nominating and Corporate Governance Committee with sufficient written documentation to permit a determination by the Board as to whether such candidate meets the required and desired director selection criteria set forth in our Amended and Restated Bylaws, our Corporate Governance Guidelines and the factors discussed below under the heading “Criteria for Board Membership.” Such documentation and the name of the director candidate must be sent by U.S. mail to our Corporate Secretary at the address indicated on the Notice of Annual Meeting of Shareholders. Our Corporate Secretary will send properly submitted shareholder recommendations to the Chair of the Nominating and Corporate Governance Committee for consideration at a future committee meeting.

Criteria for Board Membership

It is the responsibility of the Nominating and Corporate Governance Committee to develop qualification criteria for Board members, evaluate potential candidates and to recommend to the full Board nominees for election as directors. The Nominating and Corporate Governance Committee determines the required selection criteria and qualifications of director nominees based upon our needs at the time nominees are considered. Minimum criteria for director nominees are set forth in our Corporate Governance Guidelines. Director candidates should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stakeholders. Candidates must also have an inquisitive and objective perspective, practical wisdom and mature judgment, and be willing and able to challenge management in a constructive manner. We endeavor to have our Board represent diverse skills and experience at policy-making levels in aspects of business relevant to our activities. The Board strives for a membership that is diverse in gender, ethnicity, age and geographic location. In addition, director candidates must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serving on the Board for an extended period of time.

The Nominating and Corporate Governance Committee considers recommendations of director candidates made by current directors, an independent search firm, if one is engaged, senior management and our shareholders, provided that the recommendations made by our shareholders are made in accordance with the procedures required under our Bylaws. Shareholder nominees whose nominations comply with these procedures and who meet the criteria outlined above will be evaluated by the Nominating and Corporate Governance Committee in the same manner as nominees proposed by other sources.

The Nominating and Corporate Governance Committee’s procedure for reviewing the qualifications of all nominees for Board membership include making a preliminary assessment of each proposed nominee, based upon the individual’s resume and biographical information, an indication of the individual’s willingness to serve and other background information, business experience and leadership skills, all to the extent available and deemed relevant by the Nominating and Corporate Governance Committee. All director candidates who continue in the process are then interviewed by members of the Nominating and Corporate Governance Committee and a majority of the other current directors. The Nominating and Corporate Governance Committee makes recommendations to the Board for inclusion in the slate of director nominees at an annual or special meeting of shareholders, or for appointment by the Board to fill a vacancy. Prior to recommending a director to stand for re-election for another term, the Nominating and Corporate Governance Committee applies its director candidate selection criteria, including a director’s past contributions to the Board, effectiveness as a director and desire to continue to serve as a director. In addition, the Nominating and Corporate Governance Committee conducts an individual director performance evaluation of each director whose term is expiring at that year’s annual meeting of shareholders and who has expressed an interest in standing for re-election. The Board, Board Committee and individual director evaluation processes established by the Nominating and Corporate Governance Committee are an important determinant for Board tenure.

Board Meetings

Our business, property and affairs are managed under the direction of our Board of Directors. Members of our Board are kept informed of our business through discussions with our Chairman and Chief Executive Officer, Chief Financial Officer and other executive officers, by reviewing materials provided to them by management, by visiting our offices, manufacturing facilities and project job sites, and by participating in meetings of the Board and Board Committees.

During fiscal 2007, our Board of Directors met seven times. Each director attended more than 75% of the regularly scheduled and special meetings of the Board and Board Committees on which the director served during fiscal 2007.

Board Committees

We have four standing Board Committees: Audit, Compensation, Nominating and Corporate Governance, and Finance and Enterprise Risk.

The table below identifies the members of each Board Committee and the number of meetings held during fiscal 2007. Unless otherwise noted, each Committee member has served on the indicated committee throughout fiscal 2007 and will continue to serve on the indicated committee through the 2007 Annual Meeting of Shareholders.

Name	Audit Committee		Compensation Committee	Nominating and Corporate Governance Committee		Finance and Enterprise Risk Committee
Bernard P. Aldrich	(1)		C	M	(2)
Jerome L. Davis				M		C
Sara L. Hays	M	(3)				M
Russell Huffer
John T. Manning	M					M
James L. Martineau						M
Robert J. Marzec	C			M
Stephen C. Mitchell			M	C
Richard V. Reynolds	M	(3)
Michael E. Shannon(4)			M	(4)
David E. Weiss	(1)		M			M
Fiscal 2007 Meetings	11		6	4		4

C = Committee Chair                     M = Committee Member

(1)	Messrs. Aldrich and Weiss served as members of our Audit Committee until our 2006 Annual Meeting of Shareholders.

(2)	Mr. Aldrich has served as a member of our Nominating and Corporate Governance Committee since our 2006 Annual Meeting of Shareholders.

(3)	Ms. Hays and Mr. Reynolds have served as members of our Audit Committee since the 2006 Annual Meeting of Shareholders.

(4)

Mr. Shannon served as a member of our Nominating and Corporate Governance Committee until our 2006 Annual Meeting of Shareholders and will retire from our Board at our 2007 Annual Meeting of Shareholders.

Audit Committee

The Audit Committee oversees our financial reporting process (including our system of financial controls and internal and external auditing procedures); oversees our program to ensure compliance with legal and regulatory requirements and ethical business practices; and assesses and establishes policies and procedures to manage our financial reporting and internal control risk. It is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm and evaluates their qualifications, performance and independence. The Audit Committee has established policies and procedures for the pre-approval of all services provided by our independent registered public accounting firm. It also oversees our internal audit function and has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters. The Audit Committee is governed by a Board-approved charter, which was amended in May 2007. A copy of the Audit Committee charter, as amended, may be found on our web site at www.apog.com by clicking on “Governance,” then “Committee Composition/Charters” and then “Audit Committee.”

Under its charter, the Audit Committee is comprised solely of members who meet the independence and experience requirements of the NASDAQ listing standards and the SEC. Our Board of Directors has identified John T. Manning and Robert J. Marzec to be audit committee financial experts under the rules of the SEC. The Audit Committee held 11 meetings during fiscal 2007.

Compensation Committee

The Compensation Committee is responsible for establishing our executive compensation philosophy and compensation programs that comply with this philosophy; determining the compensation of our executive officers and other members of senior management; administering our stock incentive plans; administering our annual cash incentive plans for executive officers and other members of senior management; and administering our deferred compensation plans for our executive officers and other members of senior management and for our non-employee directors. It administers our Amended and Restated 2002 Omnibus Stock Incentive Plan, Amended and Restated 1997 Omnibus Stock Incentive Plan, Legacy Partnership Plan, Executive Management Incentive Plan, Officers’ Supplemental Executive Retirement Plan (“SERP”), Executive Supplemental Plan (the “Legacy Restoration Plan”) and Deferred Incentive Compensation Plan. The Compensation Committee regularly reviews its decisions on compensation for our Chief Executive Officer with the full Board prior to communicating those decisions to our Chief Executive Officer. The Compensation Committee is governed by a Board-approved charter which was amended in January 2007. A copy of the Compensation Committee charter may be found on our website at www.apog.com by clicking on “Governance,” then “Committee Composition/Charters” and then “Compensation Committee.”

Since fiscal 2004, the Compensation Committee has engaged the services of Buck Consultants, as independent outside compensation consultants, to advise the Compensation Committee on matters related to compensation for the Chief Executive Officer, executive officers and other members of senior management. Buck Consultants is independent of Apogee and reports directly to the Compensation Committee. Buck Consultants does not advise our management. During fiscal 2007, Buck Consultants received no fees or compensation from us other than fees for advising our Compensation Committee.

Commencing with this proxy statement, the Compensation Committee will annually review and discuss the Compensation Discussion and Analysis section of the proxy statement with management, and if appropriate, recommend to the Board that the Compensation Discussion and Analysis section be included in the Company’s proxy statement for its annual meeting of shareholders. The Compensation Committee has also produced an annual report on executive compensation that is included under the heading “Compensation Committee Report” on page 22.

The Board of Directors has determined that each member of the Compensation Committee is independent as defined by the NASDAQ rules. In addition, each Compensation Committee member is a “non-employee” director, as defined in the Exchange Act, and is an “outside director” as defined in Section 162(m) of the Internal Revenue Code. The Compensation Committee held six meetings during fiscal 2007.

Compensation Committee Interlocks and Insider Participation

During fiscal 2007 and as of the date of this proxy statement, none of the members of our Compensation Committee serves, or has ever served, as an officer or employee of Apogee or any of our subsidiaries. During fiscal 2007 and as of the date of this proxy statement, none of our executive officers serves, or has ever served, as a director or member of the compensation committee (or other committee performing similar functions) of any company that employed any member of our Compensation Committee or Board of Directors.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee periodically assesses our compliance with our Corporate Governance Guidelines; reviews our organizational structure and succession plans; makes recommendations to the Board regarding the composition and responsibilities of Board committees; determines the compensation for directors; annually conducts a review of the performance of Board committees and the Board as a whole; and annually conducts a performance review of the directors whose terms are expiring at that year’s annual meeting of shareholders and who have expressed an interest in standing for re-election. It also annually conducts a review of the performance of the Chief Executive Officer, which includes soliciting assessments from all non-employee directors, and reviews the results of such performance review with members of the Compensation Committee and entire Board. In addition, the Nominating and Corporate Governance Committee recommends new director nominees to the Board and considers qualified nominees recommended by shareholders. It determines the required selection criteria and qualifications of director nominees based upon our needs at the time nominees are considered. The Nominating and Corporate Governance Committee is also responsible for establishing and implementing procedures to identify and review the qualifications of all nominees for Board membership, including nominees recommended by our shareholders.

The Nominating and Corporate Governance Committee is governed by a Board-approved charter, which was amended in January 2007. A copy of the Nominating and Corporate Governance Committee charter may be found on our web site at www.apog.com by clicking on “Governance,” then “Committee Composition/Charters” and then “Nominating and Corporate Governance Committee.” The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent, as defined by the NASDAQ rules. The Nominating and Corporate Governance Committee held four meetings during fiscal 2007.

Finance and Enterprise Risk Committee

The Finance and Enterprise Risk Committee is responsible for overseeing our financial strategy, long-range financial objectives, financial condition, company-wide information technology strategy and enterprise risk mitigation program. It makes recommendations to the Board of Directors with respect to our financial policies and standards, new or amended credit facilities and other forms of indebtedness for borrowed money, appropriate debt limits, financing arrangements, share repurchase programs, stock splits, quarterly dividend declarations and issuances of equity and debt securities for the purpose of raising capital. It also oversees our compliance with financial covenants contained in our credit facility and other long-term debt, reviews our annual capital budget, our process for evaluating and approving capital expenditure projects and our risk related insurance programs. In addition, the Finance and Enterprise Risk Committee oversees the selection, implementation and financing of material company-wide information technology systems and reviews the performance of our 401(k) retirement plan, our tax strategies and the impact of tax law changes expected to have a material impact on our financial results.

The Finance and Enterprise Risk Committee is governed by a Board-approved charter, which was amended in May 2007. A copy of the Finance and Enterprise Risk Committee charter may be found on our website at www.apog.com by clicking on “Governance,” then “Committee Composition/Charters” and then “Finance and Enterprise Risk Committee.” The Finance and Enterprise Risk Committee held four meetings during fiscal 2007.

NON-EMPLOYEE DIRECTOR COMPENSATION

Non-Employee Director Compensation Arrangements During Fiscal 2007 and 2008

Directors who are employees receive no additional compensation for serving on our Board. The following table describes the compensation arrangements with our non-employee directors for our 2007 and 2008 fiscal years.

Compensation	Fiscal 2007	Fiscal 2008
Annual Cash Retainers
Board Member	$ 28,000	$ 28,000
Lead Director(1)	12,500	12,500
Chair of Audit Committee	8,000	8,000
Chairs of Compensation, Nominating and Corporate Governance, and Finance and Enterprise Risk Committees	4,000	4,000
Cash Meeting Fees(2)
Board Meetings	1,000	1,500
Audit Committee Meeting
Chair	2,500	2,500
Member	1,000	1,500
Compensation, Nominating and Corporate Governance, and Finance and Enterprise Risk Committees
Chair	1,500	1,500
Member	1,000	1,500
Special Board Committee (if formed)
Member	1,000	1,500
Deferred Compensation Plan for Non- Employee Directors	10% match	10% match
Employee Stock Purchase Plan	15% match on the same terms as Company employees	15% match on the same terms as Company employees
Charitable Matching Grant Program for Non-Employee Directors	$2,000 maximum aggregate annual match	$2,000 maximum aggregate annual match
Group Medical and Dental Insurance Plan	Participation on the same terms as Company employees	Participation on the same terms as Company employees
Stock Option Grant	Annual automatic 4,000
fixed share stock option
grant and a variable dollar-
denominated stock option
grant; provided the
combined grant may not
exceed 10,000 shares per
non-employee director in
any calendar year.	Annual automatic 4,000
fixed share stock option
grant and a variable dollar-
denominated stock option
grant; provided the
combined grant may not
exceed 10,000 shares per
non-employee director in
		any calendar year.

(1)	We began paying an annual retainer to our Lead Director effective as of May 1, 2006.

(2)

Board and Board committee meeting fees are paid to our non-employee directors who attend meetings in person or by telephone. We also reimburse directors for travel and lodging expenses incurred in connection with their attendance at Board and Board committee meetings and meetings of shareholders of the Company, and for traveling to visit Company operations.

Fiscal 2007 Non-Employee Director Compensation Table

The following table shows the compensation paid to our non-employee directors for our 2007 fiscal year.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Change in Pension Value and Non- qualified Deferred Compensation Earnings($)(3)	All Other Compensation ($)(4)	Total ($)
Bernard P. Aldrich	50,167	60,220	4,821	7,017	122,225
Jerome L. Davis	51,000	60,220	1,458	3,825	116,503
Sara L. Hays	47,000	60,220	358	6,700	114,278
John T. Manning	51,000	60,220	86	3,250	114,556
James L. Martineau	39,000	60,220	—	2,000	101,220
Robert J. Marzec	74,500	60,220	234	6,010	140,964
Stephen C. Mitchell	59,417	60,220	—	4,087	123,724
Richard V. Reynolds(5)	32,667	60,220	24	2,302	95,213
Michael E. Shannon	41,333	60,220	3,685	2,000	107,238
David E. Weiss	47,000	60,220	—	4,868	112,088

(1)

Includes cash retainers and meeting fees deferred by non-employee directors under our Deferred Compensation Plan for Non-Employee Directors, as further described under the heading “Deferred Compensation Plan for Non-Employee Directors” on page 21, and contributed by non-employee directors to our employee stock purchase plan, as further described under the heading “Employee Stock Purchase Plan” on page 21.

The table below sets forth the amount of retainer and meeting fees contributed or deferred by our non-employee directors under our Deferred Compensation Plan for Non-Employee Directors and employee stock purchase plan with respect to fiscal 2007.

Name	Deferred Compensation Plan for Non-Employee Directors ($)	Employee Stock Purchase Plan ($)
Bernard P. Aldrich	50,167	—
Jerome L. Davis	38,250	—
Sara L. Hays	47,000	—
John T. Manning	12,500	—
James L. Martineau	—	—
Robert J. Marzec	37,250	—
Stephen C. Mitchell	—	4,800
Richard V. Reynolds	22,000	—
Michael E. Shannon	—	—
David E. Weiss	—	18,000

(2)

This column shows the amount we expensed during fiscal 2007 under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123R (“SFAS 123R”) for the non-qualified stock option awards of 9,311 shares having an exercise price of $15.05 per share made on June 28, 2006, the date of our 2006 Annual Meeting of Shareholders. The assumptions used in making this calculation are set forth in Note 13 (Stock-Based Compensation) to our fiscal 2007 audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 3, 2007. The grant date fair value of these awards is the same as the amount expensed during fiscal 2007 because the stock options became fully vested during fiscal 2007.

The table below sets forth, as of March 3, 2007, the end of fiscal 2007, certain information with respect to the options to purchase shares of our common stock held by our non-employee directors. All such options were fully vested as of such date.

Name	Aggregate Number of Stock Option Shares	Total Number of Stock Option Grants
Bernard P. Aldrich	51,369	8
Jerome L. Davis	22,560	3
Sara L. Hays	14,953	2
John T. Manning	19,311	3
James L. Martineau	51,369	8
Robert J. Marzec	19,311	3
Stephen C. Mitchell	59,369	10
Richard V. Reynolds	9,311	1
Michael E. Shannon	59,369	10
David E. Weiss	19,311	3

(3)

This column includes amounts credited during fiscal 2007 to participating non-employee directors’ accounts under our Deferred Compensation Plan for Non-Employee Directors equal to the dividends paid on the shares credited to such directors’ accounts. This plan is described under the heading “Deferred Compensation Plan for Non-Employee Directors” on page 21.

(4)

This column includes the 10% matching contributions pursuant to our Deferred Compensation Plan for Non-Employee Directors, 15% matching contributions and dividends paid on shares held pursuant to our employee stock purchase plan, matching contributions pursuant to our Charitable Matching Contribution Program for Non-Employee Directors, and the employer’s portion of premiums under our Group Medical and Dental Insurance Plans.

The table below sets forth the amounts contributed or paid by the Company for our non-employee directors pursuant to such plans with respect to fiscal 2007.

Name	10% Matching Contribution under the Deferred Compensation Plan for Non-Employee Directors ($)	15% Matching Contribution under the Employee Stock Purchase Plan ($)	Dividends Paid on Shares Held in the Employee Stock Purchase Plan	Matching Contribution under the Charitable Matching Contribution Program for Non-Employee Directors ($)	Company Portion of Group Medical and Dental Premiums ($)	Total All Other Compensation
Bernard P. Aldrich	5,017	—	—	2,000	—	7,017
Jerome L. Davis	3,825	—	—	—	—	3,825
Sara L. Hays	4,700	—	—	2,000	—	6,700
John T. Manning	1,250	—	—	2,000	—	3,250
James L. Martineau	—	—	—	2,000	—	2,000
Robert J. Marzec	3,725	—	285	2,000	—	6,010
Stephen C. Mitchell	—	720	1,367	2,000	—	4,087
Richard V. Reynolds	2,200	—	—	—	102	2,302
Michael E. Shannon	—	—	—	2,000	—	2,000
David E. Weiss	—	2,700	168	2,000	—	4,868

(5)	Mr. Reynolds was first elected to our Board of Directors at our 2006 Annual Meeting of Shareholders.

Stock Option Awards

Stock option grants to non-employee directors are issued pursuant to the Company’s shareholder-approved Amended and Restated 2002 Omnibus Stock Incentive Plan and are non-qualified stock options. Each non-employee director receives a stock option grant on the date he or she is first elected to the Board and annually on the date of our annual meeting of shareholders if his or her term continues after such meeting. Non-employee directors receive both an automatic fixed grant of options to purchase 4,000 shares of our common stock and a variable, dollar-denominated stock option grant. The total number of shares subject to both types of options will provide our non-employee directors with total dollar-denominated, equity-based compensation equal to the dollar-denominated, equity-based compensation received by non-employee directors in the 50th percentile of our general industry comparator group companies. However, the total number of shares subject to both types of options granted in any one calendar year may not exceed 10,000 shares per non-employee director. We use the same comparator group of companies for benchmarking compensation for non-employee directors as is used for executive compensation purposes. The companies in our general industry comparator group are listed under the heading “Benchmarking” on page 30.

For purposes of determining the number of options to be granted, each option will be valued at 33% of the fair market value of one share of our common stock as of the date of grant of the option. These stock options vest in full six months after the date of grant and have an exercise price equal to 100% of the fair market value of our common stock on the date of grant. The per share exercise price of the options granted in fiscal 2007 was $15.05 for the automatic stock option grants issued to non-employee directors on June 28, 2006, the date of our 2006 Annual Meeting of Shareholders.

As an example, assuming the dollar-denominated, equity-based compensation received by non-employee directors in the 50th percentile of the comparator group of companies is $50,000 and the fair market value of our common stock on the date of the annual meeting of shareholders is $24.00, then:

•	the value of each option share would equal $7.92 (determined by multiplying $24.00 by 33%);

•

options to purchase an aggregate of 6,313 shares of our common stock (determined by dividing $50,000 by $7.92) would be granted to each non-employee director at the annual meeting, in the form of a fixed option to purchase 4,000 shares and an additional option to purchase 2,313 shares (determined by subtracting 4,000 from 6,313); and

•	each option would have an exercise price of $24.00 per share (the fair market value of the common stock on the date of the annual meeting).

Deferred Compensation Plan for Non-Employee Directors

Our non-employee directors may elect to participate in our Deferred Compensation Plan for Non-Employee Directors. This plan was adopted by the Board of Directors in October 1998 and approved at our 1999 Annual Meeting of Shareholders to encourage our non-employee directors to continue to make contributions to the growth and profits of Apogee and to increase their ownership of shares of our common stock, thereby aligning their interests in the long-term success of Apogee with that of our other shareholders. Under the plan, participants may defer a portion of their annual retainer and meeting fees into deferred stock accounts. We match 10% of the elected deferral. Each participating director receives a credit of shares of our common stock in an amount equal to the amount deferred divided by the fair market value of one share as of the crediting date. These accounts also are credited, as of the crediting date, with an amount equal to the dividend paid on one share of our common stock multiplied by the number of shares credited to each account. Participating directors may elect to receive the amounts credited to their accounts at a fixed date, at age 70 or following death or retirement from the Board of Directors. The amounts will be paid out in the form of shares of our common stock (plus cash in lieu of fractional shares) either in a lump sum or in installments, at the participating director’s election. This plan is an unfunded, book-entry, “phantom stock unit” plan as to which no trust or other vehicle has been established to hold any shares of our common stock. During fiscal 2007, Messrs. Aldrich, Davis, Manning, Marzec, Reynolds and Shannon (dividends only) and Ms. Hays participated in this plan. For fiscal 2007, we contributed an aggregate of $20,717 in matching contributions on deferrals made by all non-employee directors as a group to the Deferred Compensation Plan for Non-Employee Directors and credited an aggregate of $10,666 for dividends paid on shares credited under the plan for our non-employee directors.

Employee Stock Purchase Plan

Non-employee directors also may elect to participate in our employee stock purchase plan on the same terms as employees of the Company. Under the plan, a non-employee director can purchase our common stock by contributing up to $500 per week, with Apogee contributing an amount equal to 15% of each participant’s weekly contribution, which is the same percentage matching contribution we make for our employee participants. For fiscal 2007, we contributed $3,420 in matching contributions to our employee stock purchase plan for the benefit of all non-employee directors as a group and paid an aggregate of $1,820 in dividends on shares of our common stock held by our non-employee directors pursuant to such plan. During fiscal 2007, Messrs. Mitchell, Weiss and Marzec (dividends only) participated in our employee stock purchase plan.

Group Medical and Dental Insurance Plan

Since October 2004, our non-employee directors also may elect to participate in our group welfare plan, which provides medical and dental insurance coverage to our employees. Non-employee directors may obtain single or family medical and dental coverage on the same terms as our employees. For fiscal 2007, we paid $102 in dental insurance premiums for our non-employee directors. During fiscal 2007, none of our non-employee directors participated in our group medical plan, and Mr. Reynolds was the only non-employee director who participated in our group dental plan.

Charitable Matching Contributions Program for Non-Employee Directors

In October 2004, the Board of Directors adopted a charitable matching contributions program for eligible non-employee directors. Under the plan, we will match cash or publicly traded stock contributions made to cultural, educational, social, medical or health related charitable organizations that are exempt from federal income tax and qualify as a charity to which individuals can make a tax-deductible contribution. The maximum aggregate amount that will be matched by us is $2,000 per eligible non-employee director per calendar year. During fiscal 2007, Ms. Hays and Messrs. Aldrich, Manning, Martineau, Marzec, Mitchell, Shannon and Weiss participated in this program, and we made charitable matching contributions totaling $16,000 to match all of the contributions made by our non-employee directors.

EXECUTIVE COMPENSATION

Named Executive Officers

This section and the “Executive Compensation Tables” section provide information relating to our executive compensation programs and the compensation paid to or accrued for the Company’s named executive officers during fiscal 2007. Our named executive officers are determined in accordance with SEC rules. For fiscal 2007, our named executive officers include Russell Huffer, our Chairman and Chief Executive Officer; James S. Porter, our Chief Financial Officer; Patricia A. Beithon, our General Counsel and Corporate Secretary; Gary R. Johnson, our Vice President and Treasurer; Daniel R. Mayleben, our Chief Information Officer through March 3, 2007; and Michael B. Clauer, our Executive Vice President through December 31, 2006 (collectively, the “Named Executive Officers”).

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis section of the Company’s 2007 proxy statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission.

The Compensation Committee of the Board of Directors of Apogee

Bernard P. Aldrich, Chair	Michael E. Shannon
Stephen C. Mitchell	David E. Weiss

Compensation Discussion and Analysis

General Compensation Philosophy

Our Compensation Committee (the “Committee”) sets the overall compensation philosophy for executive officers and other members of senior management. In establishing our objectives for executive compensation, the Committee desires to acknowledge the entrepreneurial style that we believe forms a strong component of Apogee’s history, culture and competitive advantage. In addition, in establishing our executive compensation objectives and programs, the Committee wanted to recognize and reflect the long-term value-creation goals for the Company and the cyclical nature of our business and industries in which we compete. Therefore, all elements of total compensation, except for base salary, are performance-based and directly related to our financial performance and other factors that directly or indirectly influence shareholder value.

The objectives of our executive compensation program are to:

•	promote the achievement of strategic objectives that the Board and management believe will lead to long-term growth in shareholder value;

•	provide a flexible compensation package that reflects the long-term value-creation goals for the Company and the cyclical nature of our business and industries in which we compete;

•

attract, motivate and retain high-performing executive officers by rewarding outstanding performance and offering total compensation that is competitive with that offered by similarly situated companies and provides meaningful wealth creation opportunities;

•

provide total compensation at the prevailing market median when Apogee’s performance is at target level, below the median if Apogee’s performance is below target level and above the median when Apogee’s performance is above target level;

•

align the interests of executive officers with those of Apogee and our shareholders by making annual cash incentive and long-term incentive compensation largely dependent upon the achievement of specified financial performance goals by Apogee as a whole or our business units; and

•

align the interests of executive officers and other members of senior management with shareholders by having an equity component of compensation that provides an opportunity for a meaningful equity position in Apogee.

The Committee has taken steps designed to maintain strong links between executive pay and performance. In fiscal 2004, in light of the significant changes to Apogee’s business (primarily, the sale of our retail auto glass repair and replacement business), the Committee began re-evaluating our executive compensation program with the assistance of Buck Consultants, an independent compensation consulting firm retained by the Committee in fiscal 2004.

Buck Consultants assisted the Committee in identifying an appropriate general industry comparator group. Information on the criteria used to identify companies for inclusion in this group and the 30 companies that are included in our fiscal 2007 comparator group is included under the heading “Benchmarking” on page 30. In fiscal 2005, Buck Consultants benchmarked our executive compensation against executive compensation in our general industry comparator group using data from the 2004 proxy season data. As a result, a significantly revised executive compensation program designed to be more closely tied to longer-term sustained performance of Apogee was implemented beginning with fiscal 2006.

Elements of Executive Compensation

Our compensation program for our executive officers and other members of senior management, which included 19 persons for fiscal 2007, consists of the following elements:

•	Base Salaries

•	Annual Cash Incentive Awards

•	Long-Term Equity Incentive Awards

•	Performance Shares

•	Stock-Settled Stock Appreciation Rights (“SARs”)

•	Executive Retirement and Other Deferred Compensation Plans

•	Officers’ Supplemental Executive Retirement Plan (“SERP”)

•	401(k) Retirement Plan

•	Employee Stock Purchase Plan

•	Deferred Incentive Compensation Plan

•	Limited Perquisites

The Committee has chosen these elements to create a flexible compensation package that reflects both the long-term value-creation goals for the Company and the cyclical nature of our business. Therefore, these elements were selected to be consistent with the executive compensation objectives outlined above under the heading “General Compensation Philosophy” on page 23.

Generally, the Committee sets base salaries, target annual cash incentive levels and target long-term incentive award values at the median for comparable positions at companies in our general industry comparator group. In determining compensation packages for executive positions, the Committee also considers the competitive environment for attracting and retaining executive talent. Generally, in years with outstanding performance at the maximum levels for our annual cash incentive and long-term incentive awards, we would expect the total direct compensation (base salary, annual cash incentive and long-term incentive awards) to be up to the 75th percentile of our general industry comparator group. The Committee has discretion to vary the compensation packages for various executives based on experience, performance, future potential, unique skills, criticality of the position and other factors.

Base Salaries

Base salaries provide a fixed amount of compensation for the executive’s regular work. Base salary levels for our Named Executive Officers and other executive officers and members of senior management are targeted, on average, at the median base salaries of similar positions in the companies in our general industry comparator group; however, in setting base salaries, the Committee considers the competitive environment for executive talent and the need to retain a high-performing management team. Some variation above and below the competitive median is allowed when, in the judgment of management and/or the Committee, as appropriate, the individual’s experience, role, responsibilities, performance, skills and other factors justify variation. Base salaries of our Named Executive Officers and other executive officers and members of senior management are reviewed by the Committee annually, as well as at the time of promotion or other change in responsibilities, and any base salary increase for an individual in this group must be approved by the Committee. Typically, our annual base salary increases, if awarded, are effective in May of each year. Base salary increases as a result of a promotion can occur throughout the year. In determining whether to award base salary increases, the Committee considers market conditions, the Company’s business outlook, individual performance and the size of the Company’s current merit increase budget.

Annual Cash Incentive Awards

Annual cash incentive awards are designed to reward short-term performance results. The threshold, target and maximum annual cash incentive levels are established by the Committee, with input from the Chief Executive Officer, through an analysis of compensation for comparable positions in our general industry comparator group companies, taking into consideration the environment in which we compete for executive talent. Combined base salary and target annual cash incentive levels are intended to approximate the competitive 50th percentile of compensation at companies in our general industry comparator group with base salary and maximum annual cash incentive levels to approximate the 75th percentile. The annual performance metrics are objective financial goals. Annual cash incentive levels are determined as a percentage of base salary. These percentages and threshold, target and maximum levels for our Named Executive Officers and other executive officers and members of senior management are approved by the Committee. For fiscal 2007, the objective financial goals were net sales (including net sales of our Auto Glass segment which was classified as a discontinued operation at the end of the fourth quarter of fiscal 2007) and earnings per share at the following levels: net sales – $730,709,000 at threshold, $762,062,000 at target and $784,721,000 at maximum, and earnings per share – $0.91 at threshold, $0.96 at target and $1.11 at maximum. The table below sets forth certain information with respect to fiscal 2007 annual cash incentive compensation award payout ranges as a percentage of fiscal 2007 salary for our Named Executive Officers.

	Fiscal 2007 Annual Cash Incentive Compensation
Name	Payout Range as a Percentage of Salary (%)	Threshold Payout as a Percentage of Salary (%)	Target Payout as a Percentage of Salary (%)	Maximum Payout as a Percentage of Salary (%)
Russell Huffer	0 – 112.50	37.50	75.00	112.50
James S. Porter	0 – 70.00	18.75	37.50	70.00
Patricia A. Beithon	0 – 56.25	18.75	37.50	56.25
Daniel R. Mayleben	0 – 56.25	18.75	37.50	56.25
Gary R. Johnson	0 – 45.00	10.00	20.00	45.00
Michael B. Clauer	0 – 80.00	18.75	37.50	80.00

Information on the fiscal 2007 annual cash incentive award payouts as determined by the Committee is described under the heading “Fiscal 2007 Annual Cash Incentive Awards” on page 35.

At its regularly scheduled meeting held after completion of the annual audit of our financial statements, generally held in April or early May, the Committee, with input from our Chief Executive Officer, evaluates each of the other Named Executive Officers and other executive officers and members of senior management with respect to his or her financial performance objectives. The Committee’s policy is to pay an annual cash incentive only when at least one of the annual financial performance thresholds for that individual has been met. Achieving all the annual financial objectives at the maximum levels usually provides the individual with the opportunity to earn total cash compensation (base salary and annual cash incentives) up to the 75th percentile of that paid by companies in our general industry comparator group.

Annual cash incentive awards to our Named Executive Officers and other executive officers and members of senior management can be made pursuant to either our Executive Management Incentive Plan, described below, or Individual Annual Cash Incentive Plans, described on page 26. Annual cash incentive awards may be deferred all or in part under the Deferred Incentive Compensation Plan described under the heading “Deferred Incentive Compensation Plan” on page 29.

Executive Management Incentive Plan

At the 2002 Annual Meeting, our shareholders approved the Executive Management Incentive Plan (the “Executive MIP”), an incentive compensation program in which our executive officers may participate at the discretion of the Committee. We are proposing to amend and restate our Executive MIP (the “Amended and Restated Executive MIP”) to extend the term and amend certain other provisions as described in “Proposal No. 2 – Approval of the Amended and Restated Apogee Enterprises, Inc. Executive Management Incentive Plan” on page 48.

The Executive MIP provides participating executive officers with annual incentive awards based on the attainment of one or more predetermined, objective performance goals related to an identifiable business unit or Apogee as a whole, or any combination thereof, during a particular fiscal year. The goals may apply to the individual officers participating in the Executive MIP, and must be based on one or more specific set of business criteria set forth in the Executive MIP.

During fiscal 2007, only our Chief Executive Officer participated in the Executive MIP and the specific financial performance metrics used for determining annual incentives were net sales and earnings per share, as described above under the heading “Annual Cash Incentive Awards” on page 24. The Committee believes these metrics will measure successful execution of our strategic growth initiatives and improvement in operational performance, which should result in increased shareholder return.

If the Amended and Restated Executive MIP is approved by our shareholders, it will take effect as of March 4, 2007, the first day of our fiscal 2008. The Amended and Restated Executive MIP is designed to be an annual bonus “pool” plan, instead of a plan that sets variable bonus awards based on individualized performance factors for each participant. Within 90 days after the commencement of each fiscal year, the Committee will establish a bonus pool equal to a percentage of one or more performance factors from a list of approved factors set forth in the Amended and Restated Executive MIP and apply a percentage weighting to each such factor, so that the total percentage will be not more than 100% for all factors. The performance factors are the same as those in the Executive MIP and are described under the heading “Summary of the Plan” on page 49. As with the Executive MIP, the Committee will select participants from an eligible group of senior executives of the Company to participate in a fiscal year’s plan. The Committee will then assign a percentage of the bonus pool to each participating executive, with the total percentages not to exceed 100% for any given year. As was the case under the Executive MIP, the maximum total bonus amount payable to any one participant in any given fiscal year under the Amended and Restated Executive MIP will remain at $1,500,000. Our Chief Executive Officer will be the only participant in the Amended and Restated Executive MIP for fiscal 2008, if such plan is approved by our shareholders. If the plan is not approved by our shareholders, the annual cash incentive award for fiscal 2008 for our Chief Executive Officer will be made pursuant to an Individual Cash Incentive Plan. For further details regarding the Amended and Restated Executive MIP, please see “Proposal 2: Approval of the Amended and Restated Apogee Enterprises, Inc. Executive Management Incentive Plan,” at page 48.

Individual Annual Cash Incentive Plans

Named Executive Officers and other executive officers and members of senior management who are not selected by the Committee to participate in the Executive MIP during a particular fiscal year may earn annual cash incentive compensation under individualized annual cash incentive plans. At the beginning of each fiscal year, the Committee reviews and approves the individual annual cash incentive plans presented by our Chief Executive Officer for the other Named Executive Officers, executive officers and members of senior management. Annual cash incentives are entirely based on objective financial performance metrics. For fiscal 2007, the Committee selected the following specific financial performance metrics for our Named Executive Officers, executive officers and members of senior management with individual annual cash incentive plans: (1) net sales and earnings per share at the corporate level, (2) net sales and earnings before taxes at the segment level, and (3) net sales and earnings before taxes at the business unit level. During fiscal 2007, the specific performance metrics used for determining annual incentives for our Named Executive Officers with individual annual cash incentive plans were net sales and earnings per share, as described above under the heading “Annual Cash Incentive Awards” on page 24. For each performance metric, there is a threshold, target and maximum performance level, which will be recommended by our Chief Executive Officer to the Committee for its consideration, approval, or modification. Generally, if the threshold performance level is achieved, 50% of the target award will be paid, and if the maximum performance level is achieved, 150% of the target award will be paid. For all performance levels between these levels, awards will be interpolated.

Long-Term Equity Incentive Awards

Beginning with fiscal 2006, the Committee decided to cease granting stock options to employees on a regular basis and to instead provide long-term incentives to executive officers and other members of senior management through two alternative award vehicles: (1) performance shares, that, in its view, have a stronger linkage to performance than stock options, and (2) stock-settled stock appreciation rights, that will likely be less dilutive to Apogee shareholders than stock options. Both types of awards may be granted pursuant to our Amended and Restated 2002 Omnibus Stock Incentive Plan.

Performance Shares

At the beginning of each fiscal year, a new, three-year performance period begins and the corporate financial performance goals for that period are determined by the Committee. Generally, at its meeting in April or early May of each year, the Committee determines the fixed dollar value of performance shares that will be granted to each participating Named Executive Officer, executive officer and member of senior management and the threshold, target and maximum award levels are set. On the grant date, the participant will receive (1) the number of shares of our common stock equal to the target number of performance shares (the “Issued Shares”), and (2) the right to receive an amount of additional shares of our common stock equal to the difference between the maximum number of performance shares and the target number of performance shares (the “Additional Shares” and, together with the Issued Shares, the “Performance Shares”). The Issued Shares are subject to forfeiture and certain other restrictions during the performance period. Upon issuance of the Issued Shares, the participant will have, subject to certain restrictions, all the rights of a shareholder with respect to the Issued Shares (including voting rights and the right to receive any dividends or other distributions (whether cash, stock or otherwise) paid on the Issued Shares during the performance period), unless and until such Issued Shares are forfeited. The number of Issued Shares that may be retained and the number of Additional Shares, if any, that may be issued at the end of the performance period may vary from 0% to 200% of the Issued Shares with the number being dependent on meeting the performance goals for such performance share award. For fiscal 2006 and 2007, the predetermined corporate financial goals selected by the Committee were (1) average return on invested capital, (2) cumulative earnings per share, and (3) market share growth, each of which are weighted equally. These financial metrics at the target level are consistent with our stated goals of growing net sales annually by 8% and increasing earnings per share annually by 20% through 2010. The target level metrics for the fiscal 2007 Performance Shares were average return on invested capital of 10.2% at the end of the three-year performance period and cumulative earnings per share of $3.49 for such period. The target market share growth for the fiscal 2007 grant was based on Architectural segment growth (which is weighted at 85%) and picture-framing glass and acrylic growth (which is weighted at 15%). The target for Architectural segment growth at the end of the performance period was set at 6.9% above the Dodge report, which is an industry report regarding growth in the construction market, and the target for picture-framing glass and acrylic growth was set at 30%, compared to revenues as of the end of fiscal 2006.

Because the performance period for the Performance Shares is three years, the Committee believes that the Performance Shares will have a strong retention value and allow for the cyclicality of its businesses, particularly those businesses within our Architectural segment. If Apogee performs better than the target level, more Performance Shares will vest. Likewise, if Apogee performs below the target level, fewer or no Performance Shares will vest. Also, our Performance Shares will become more valuable if our stock price increases. Since the performance periods for Performance Share awards made for fiscal 2006 and 2007 have not expired, these awards have not vested. In the event of retirement, early retirement, total disability or death, prior to the end of the performance period, the Performance Shares earned based on the financial performance goals will be distributed at the end of the Performance Period to the participant, or in the event of death, his or her estate.

Stock-Settled Stock Appreciation Rights (SARs)

The SARs function in essentially the same manner as Apogee’s employee option program formerly did for years prior to fiscal 2006. A fixed dollar value of SARs is granted annually, generally at the Committee’s meeting in April or early May. All SARs granted have a grant price equal to fair market value on the date of grant. The target dollar value of SARs is based on competitive levels with companies in our general industry comparator group. The number of SARs granted is based on achievement by the individual of his or her business objectives for the preceding fiscal year and is calculated by dividing target dollar value by the fair value of the award (measured using the Black-Scholes method) at the time of the award. Each of these awards will vest evenly over a three-year period and have a ten-year term. Upon exercise of a SAR, the holder will receive the number of shares of Apogee common stock that has a total value which is equivalent to the difference between the exercise price of the SAR and the fair market value of our common stock on the date of exercise. The more our common stock price increases after the SARs grant date, the more valuable the SARs become. The Committee decided to utilize SARs in lieu of stock options because stock-settled SARs will likely be less dilutive to Apogee shareholders than stock options and will further encourage long-term stock ownership levels, while still providing management with the same equity appreciation opportunity. In the event of total disability or death, all outstanding SARs will become immediately exercisable for a period of 12 months following the date of total disability or death.

Timing of SAR and Stock Option Grants

The Committee makes the annual grant of SARs and Performance Share awards to Named Executive Officers and other recipients primarily at its regularly scheduled meeting held in the first quarter of each fiscal year, generally from mid-April to early May. This has been our practice for several years and the exact date of such meeting is generally established by the Committee more than a year in advance of the meeting. Awards of restricted stock may be made to newly hired or promoted executive officers and other members of senior management at other Committee meetings held throughout the year and all such awards are based on the closing price of our common stock on Nasdaq on the date of such Committee meeting.

Legacy Partnership Plan

The Amended and Restated 1987 Partnership Plan (the “Legacy Partnership Plan”) was eliminated from our compensation program beginning in fiscal 2006; however, shares of restricted stock issued pursuant to this plan in prior fiscal years will continue to vest through fiscal 2016. Prior to fiscal 2006, the long-term incentives component of compensation for our executive officers and other members of senior management was in the form of shares of restricted stock under the Company’s Legacy Partnership Plan. Under this plan, participants were given the opportunity to voluntarily defer up to 50% of their annual cash incentive compensation under the plan. The deferred amount was invested in shares of our common stock (“Pool A Shares”), which are held in trust during the period of deferral. The purchase price for the Pool A Shares was the lesser of (a) the fair market value per share at the date of the participant’s election to defer, and (b) the fair market value per share at the date the participant’s incentive compensation award was approved by the Committee. We matched 100% of a participant’s deferred amount in the form of restricted stock (“Pool B Shares”). The Pool A Shares, which vest immediately, are generally deferred for at least five years and distributed according to the election of the participant. Pool B Shares (our match) are issued as restricted stock and vest in equal, annual installments over the applicable vesting period. Both the Pool A and Pool B Shares issued pursuant to the Legacy Partnership Plan are eligible to receive all declared dividends. Dividends on Pool A Shares are used to purchase additional shares of our common stock, and dividends on Pool B Shares are paid directly to the participant. In the event of total disability or death, any Pool A Shares remaining in trust will be distributed according to the participant’s distribution elections, and all unvested Pool B Shares will vest immediately and be distributed to the participant or, in the event of death, to his or her estate.

Executive Retirement and Other Deferred Compensation Plans

Officers’ Supplemental Executive Retirement Plan (“SERP”)

We adopted our Officers’ Supplemental Executive Retirement Plan effective for calendar year 1998. The SERP is a non-qualified defined benefit retirement compensation plan. The SERP is the only defined benefit plan sponsored by us. Federal laws limit the amount of compensation that we may consider when determining benefits payable under tax-qualified retirement plans. The SERP was approved in order to provide additional retirement benefits to selected officers and management employees in excess of the benefits that can and are being provided under our other tax-qualified and non-qualified retirement plans as an incentive to remain with Apogee. The Committee determines the executive officers and members of senior management who will participate in the SERP. Currently, only two Apogee executive officers and one other member of senior management participate in our SERP. Our Committee intends to continue to monitor trends and best practices with respect to supplemental executive retirement plans. Our SERP is described in more detail under the heading “Officers’ Supplemental Executive Retirement Plan (“SERP”)” on page 44.

401(k) Retirement Plan

We provide our tax-qualified 401(k) retirement plan to substantially all U.S. based full-time, non-union employees, and union employees at one of our manufacturing facilities. The plan includes an annual retirement contribution by the Company which is based on a percentage of an employee’s base earnings and years of service with the Company. For purposes of the plan, base earnings for our Named Executive Officers and other executive officers and members of senior management exclude annual cash incentives, long-term incentives and reimbursement of expenses. In addition to the retirement contribution, a participating employee may elect to contribute up to 60 percent of eligible earnings on a pretax basis into his or her 401(k) retirement plan account. We make a matching contribution equal to 30 percent of the first six percent of the eligible compensation that the employee contributes to the plan. Our employees are fully vested in their own contributions and become fully vested in our matching contributions after three years of vesting service.

IRS rules limit the amounts that an employee may allocate to tax-qualified savings plans and the amount of compensation that can be taken into account in computing benefits under our 401(k) retirement plan. The calendar 2007 maximum before-tax contribution is $15,500 per year or $20,500 per year for certain participants age 50 and over.

Employee Stock Purchase Plan

We also provide an employee stock purchase plan to encourage ownership of shares of our common stock by our employees and non-employee directors, thereby aligning their interests in our long-term success with that of our shareholders. Under the plan, participants can purchase shares of our common stock by contributing up to $500 per week, with Apogee contributing an amount equal to 15% of each participant’s weekly contribution.

Deferred Incentive Compensation Plan

Our Deferred Incentive Compensation Plan is a non-qualified deferred compensation plan for a select group of management or highly compensated employees of Apogee and its subsidiaries. Approximately 141 of our employees were eligible to participate in the Deferred Incentive Compensation Plan for fiscal 2007. Prior to the beginning of each fiscal year, participants may elect to defer up to 100% of the amount that may be earned under their annual cash incentive compensation plan. There is no maximum dollar limit on the amount that may be deferred each year. The deferred cash amounts earn interest that is compounded quarterly on the last day of each fiscal quarter. The applicable interest rate, which is considered to be an “above market” interest rate, is determined as of the beginning of each fiscal year, and is the greater of the following rates: (1) the sum of one and one-half percent (1-1/2%) plus the monthly average yield for the last calendar month of the prior fiscal year on U.S. Treasury securities adjusted to a constant maturity of ten years; or (2) one-half of the rate of Apogee’s after-tax return on beginning shareholders’ equity for the prior fiscal year. The Deferred Incentive Compensation Plan is an unfunded obligation of Apogee, and participants are unsecured creditors of Apogee. Distributions are in either a lump sum or installments based upon the participant’s election when they first begin participating in the plan.

Legacy Restoration Plan

In fiscal 2004, we discontinued contributions to our Executive Supplemental Plan, which we refer to as our “Legacy Restoration Plan”; however, interest on amounts contributed to the plan in prior years continues to accrue. The Legacy Restoration Plan is a non-qualified retirement plan that was designed to provide additional retirement benefits to executive and senior officers in excess of benefits that could and were being provided under our other tax-qualified retirement plans. The Legacy Restoration Plan is an unfunded obligation of Apogee, and participants are unsecured creditors of Apogee. Payments are generally made in a lump sum as of the end of April of the calendar year following the participant’s termination of employment, total disability or death.

Stock Ownership Guidelines

Our Board of Directors believes that our executive officers should have a significant equity interest in Apogee and established voluntary stock ownership guidelines for our executive officers in 2001. The guidelines encourage share ownership in an amount having a market value of a multiple of the executive officer’s annual base salary, to be achieved within five years of becoming an executive officer. For purposes of calculating stock ownership of our executive officers, we include issued but unearned Performance Shares, shares held pursuant to our Legacy Partnership Plan and shares of restricted stock. We do not include unexercised stock options or SARs. The guideline is five times annual base salary for our Chief Executive Officer; three times annual base salary for our executive vice presidents, Chief Financial Officer, Chief Information Officer and General Counsel; and two times annual base salary for our other executive officers. As of the end of fiscal 2007, our Chief Executive Officer, Chief Financial Officer, General Counsel, and Vice President and Treasurer had achieved their stock ownership guidelines. The Committee annually reviews share ownership levels of our executive officers.

Section 162(m) Policy

Under Section 162(m) of the U.S. Internal Revenue Code, we must meet specified requirements related to our performance and shareholder approval of certain compensation arrangements in order for us to fully deduct compensation in excess of $1,000,000 paid to any Named Executive Officer. The Executive MIP was approved by shareholders in 2002 and includes specific performance criteria; therefore, annual incentive awards granted under the Executive MIP are deemed to meet the requirements of Section 162(m). The Committee believes that compensation paid pursuant to the Executive MIP and the Amended and Restated Executive MIP, if approved by our shareholders, will be deductible.

The shareholders approved the 1997 Omnibus Stock Incentive Plan at the 1997 Annual Meeting of Shareholders and the Amended and Restated 2002 Omnibus Stock Incentive Plan at the 2002 and 2006 Annual Meetings of Shareholders. Therefore, compensation attributable to stock options, stock appreciation rights, restricted stock, performance share awards and certain other awards granted under those plans may be excluded from the $1,000,000 million cap under Section 162(m) as well. Additionally, cash compensation voluntarily deferred by our executive officers under our Deferred Incentive Compensation Plan and Legacy Partnership Plan, is not subject to the Section 162(m) cap until the year paid. Compensation paid in fiscal 2007 subject to the Section 162(m) cap did not exceed $1,000,000 for any of our Named Executive Officers.

The Committee intends to continue its practice of paying competitive compensation consistent with our philosophy to attract, retain and motivate executive officers to manage our business in the best interests of Apogee and our shareholders. The Committee, therefore, may choose to provide non-deductible compensation to our executive officers if it deems such compensation to be in the best interests of Apogee and our shareholders.

Benchmarking

In accordance with its charter, the Committee, at least bi-annually, will meet with an independent compensation consultant selected by the Committee to review our executive compensation programs and policies. Since fiscal 2004, the Committee has engaged the services of Buck Consultants, an independent outside compensation consultant, to advise the Committee on matters related to our executive compensation programs and policies and matters related to compensation for our Chief Executive Officer and other executive officers and members of senior management. Buck Consultants reports directly to the Committee and does not advise management. During fiscal 2007, Buck Consultants did not receive any fees or compensation from us other than fees for advising the Committee. Management does not engage a separate compensation consultant to provide advice on executive compensation matters.

During fiscal 2007, Buck Consultants assisted the Committee in updating the companies in the general industry comparator group for executive compensation purposes that Buck Consultants had assisted the Committee in identifying during fiscal 2005. The Committee and Buck Consultants used the following criteria to identify companies to be included in our general industry comparator group: (i) companies in the same or similar General Industry Classification (“GICS”) code; (ii) companies with the same market focus (i.e., high-end products, custom products, etc.); (iii) companies with revenue between 50% and 200% of Apogee’s projected revenues; (iv) heavy manufacturing companies with the same or similar GICS code as us and with the revenue spread described above; and (v) local companies with which we compete for executive talent. Our fiscal 2007 general industry comparator group consists of 30 companies of which six are building products companies, sixteen are industrial machinery companies, four are life sciences tools and services companies, two are electronic equipment manufacturers, and two are local companies with which we compete for executive talent. The companies in our fiscal 2007 general industry comparator group include: Polaris Industries Inc., The Toro Company, Donaldson Company, Inc., PerkinElmer, Inc., Griffon Corporation, Gardner Denver, Inc., Jacuzzi Brands, Inc., Actuant Corporation, Waters Corporation, NCI Building Systems, Inc., Valmont Industries, Inc., Barnes Group Inc., IDEX Corporation, Millipore Corporation, Albany International Corp., ElkCorp, Watts Water Technologies, Inc., Wolverine Tube, Inc., EnPro Industries, Inc., Varian, Inc., Graco Inc., Ameron International Corporation, PW Eagle, Inc., Robbins & Myers, Inc., Columbus McKinnon Corporation, Tennant Company, Coherent, Inc., Flir Systems, Inc., Mueller Water Products, Inc., and CIRCOR International, Inc. Our general industry comparator group companies can change from time to time based on the criteria stated above and changes in our business focus, our portfolio business units, and in the business of the companies in our comparator group.

The Role of Management in Determining Executive Compensation

Our Chief Executive Officer provides recommendations regarding the design of our compensation programs to the Committee. Upon Committee approval, management is ultimately accountable for executing against the objectives of the approved compensation program.

Our Chief Executive Officer is responsible for bringing recommended compensation actions involving other executive officers and members of senior management; however, he cannot unilaterally implement compensation changes for any of his direct reports. During Committee meetings at which executive compensation actions are discussed, our Chairman and Chief Executive Officer participates in these discussions. The Committee’s independent compensation consultant is available as needed at such meetings.

Under its charter, the Committee is responsible for establishing our Chief Executive Officer’s compensation. The Committee regularly reviews its decisions regarding our Chief Executive Officer compensation with the full Board prior to communicating the compensation decisions to the Chief Executive Officer.

Chief Executive Officer Compensation

Annual Performance Evaluation

Annually, the Board analyzes our Chief Executive Officer against agreed upon objectives. The annual performance evaluation is conducted by the Nominating and Corporate Governance Committee and solicits assessments from all non-employee directors. The Chair of the Nominating and Corporate Governance Committee reviews the results of the annual performance evaluation with members of the Committee and the full Board. This performance evaluation is a primary criterion used by the Committee in determining the appropriate pay level for our Chief Executive Officer for the upcoming fiscal year, in making SAR awards based on performance in the just completed fiscal year and in deciding whether to reduce the annual cash incentive award for the just completed fiscal year. For fiscal 2006 and 2007, in addition to the financial objectives for annual cash incentives and Performance Shares, the business objectives for our Chief Executive Officer were based on strategic vision, strategy implementation, succession planning, organizational development, investment community relations and leadership.

Base Salary

Mr. Huffer was elected to the position of Chief Executive Officer in January 1998. In May 2006, his salary was increased 5% to $630,000 for fiscal 2007. Prior to such increase, Mr. Huffer’s salary was $600,000 and had not been increased since fiscal 2003. Although his fiscal 2007 salary was slightly above the median base salary level for chief executive officers at companies in our general industry comparator group, his total fiscal 2007 compensation was considered competitive by the Committee and appropriately rewarded Mr. Huffer’s performance and level of achievement of his business objectives.

Annual Cash Incentive Awards

Mr. Huffer’s fiscal 2007 annual cash incentive award was made pursuant to our Executive MIP. He was the only participant in the Executive MIP for fiscal 2007. At the beginning of fiscal 2007, the Committee established financial performance metrics for Mr. Huffer of net sales and earnings per share as described under the heading “Annual Cash Incentive Awards” on page 24. The Company achieved both the net sales and earnings per share goals set by the Committee at the maximum level, with net sales of $805,750,000, which includes net sales of our AutoGlass segment classified as a discontinued operation at the end of the fourth quarter of fiscal 2007, and earnings per share of $1.12. Based on Mr. Huffer’s performance evaluation for fiscal 2007, the Committee awarded Mr. Huffer the maximum level of annual cash incentive award under the Executive MIP of $708,750.

Long-Term Incentives

On April 25, 2006, as part of establishing Mr. Huffer’s fiscal 2007 compensation, Mr. Huffer received 39,949 performance shares (the “Target Shares”) and the right to receive an amount of additional shares of common stock equal to the difference between 79,898 shares (the “Maximum Shares”) and the number of Target Shares (the “Additional Shares” and, together with the Target Shares, the “Performance Shares”). The value of the Target Shares was based on the closing price ($15.77) of our common stock on the NASDAQ Global Select Market on April 25, 2006. The value of the Target Shares received by Mr. Huffer was equal to 100% of his fiscal 2007 base salary. The Target Shares are subject to forfeiture and certain other restrictions during the three-year performance period commencing on February 26, 2006 and ending on February 28, 2009. The number of Target Shares that may be retained and the number of Additional Shares, if any, that may be issued to Mr. Huffer is dependent upon Apogee’s average return on invested capital, cumulative earnings per share, and market share growth at the end of the performance period in comparison to certain pre-set targets, as described under the heading “Performance Shares” on page 26. The fiscal 2007 financial metrics for Mr. Huffer were the same as our other Named Executive Officers. Upon vesting, the restrictions on the Target Shares lapse and the shares become transferable and non-

forfeitable. All Target Shares not deemed to have been earned and vested at the end of the performance period will be forfeited and transferred back to Apogee.

In addition, on April 25, 2006, Mr. Huffer was granted SARs with respect to 81,753 shares of our common stock, which had a SFAS 123R value of $536,316 on the date of grant and was equal to 85.1% of his fiscal 2007 salary. The exercise price of each SAR granted was $15.77 per share, representing the fair market value of our common stock on the date of grant. The Committee determined the amount of the grant based on the Board’s annual evaluation of Mr. Huffer against his agreed-upon business objectives for fiscal 2006.

In making these Performance Share and SAR grants, the Committee took into consideration that Mr. Huffer will only earn the Performance Shares if Apogee achieves certain financial objectives during the performance period and benefit from the SARs if he achieves significant improvements for Apogee. In addition, the Committee determined that Mr. Huffer’s total compensation will be competitive with chief executive officers of companies in our general industry comparator group.

Compensation of Other Named Executive Officers

In determining the fiscal 2007 compensation for each of our other Named Executive Officers, who will serve as an executive officer during fiscal 2008, the Committee reviewed with the Chief Executive Officer the performance of each other Named Executive Officer, which is the primary criterion used by the Committee in determining the appropriate pay level for our other Named Executive Officers for the upcoming fiscal year, making SAR awards based on performance in the just completed fiscal year and deciding whether to reduce the annual cash incentive award for the just completed fiscal year.

Mr. Porter’s Compensation

In October 2005, Mr. Porter was promoted to Chief Financial Officer. Since he was relatively new to his position at that time, his base salary was below the 50th percentile for companies in our general industry comparator group. In April 2006, the Committee increased Mr. Porter’s salary 3.5% to $300,200. The Committee determined that the base salary adjustment appropriately rewarded Mr. Porter’s performance and reflected the competitive environment for chief financial officers of public companies. Mr. Porter’s fiscal 2007 base salary was slightly below the median base salary level of chief financial officers at companies in our general industry comparator group.

Mr. Porter’s fiscal 2007 annual cash incentive award was made pursuant to an individual annual cash incentive plan. At the beginning of fiscal 2007, the Committee established financial performance metrics for Mr. Porter of net sales and earnings per share as described under the heading “Annual Cash Incentive Awards” on page 24. Mr. Porter’s financial performance metrics for his fiscal 2007 annual cash incentive award were the same as for our Chief Executive Officer and other Named Executive Officers. The Company achieved both the net sales and earnings per share goals at the maximum level, as described above under the heading “Chief Executive Officer Compensation” on page 31. Based on Mr. Porter’s performance evaluation for fiscal 2007, the Committee awarded Mr. Porter the maximum level of annual cash incentive award under his individual annual cash incentive plan of $210,140.

In addition, on April 25, 2006, as part of establishing Mr. Porter’s fiscal 2007 compensation, Mr. Porter received 14,277 performance shares (the “Target Shares) and the right to receive an amount of additional shares of common stock equal to the difference between 28,554 shares (the “Maximum Shares”) and the number of Target Shares (the “Additional Shares” and, together with the Target Shares, the “Performance Shares”). The value of the Target Shares was based on the closing price ($15.77) of our common stock on the NASDAQ Global Select Market on April 25, 2006. The value of the Target Shares received by Mr. Porter was equal to 75% of his fiscal 2007 base salary. The Target Shares are subject to forfeiture and certain other restrictions during the three-year performance period commencing on February 26, 2006 and ending on February 28, 2009. The number of Target Shares that may be retained and the number of Additional Shares, if any, that may be issued to Mr. Porter is dependent upon Apogee’s average return on invested capital, cumulative earnings per share, and market growth at the end of the performance period in comparison to certain pre-set targets, as described under the heading “Performance Shares” on page 26. The performance metrics for Mr. Porter were the same as for our Chief Executive Officer and other Named Executive Officers. Upon vesting, the restrictions on the Target Shares lapse and the shares become transferable and non-forfeitable. All Target Shares not deemed to have been earned and vested at the end of the performance period will be forfeited and transferred back to Apogee.

In addition, on April 25, 2006, Mr. Porter was granted SARs with respect to 19,378 shares of our common stock, which had a SFAS 123R value of $127,124 on the date of grant and was equal to 42.4% of his fiscal 2007 salary. The exercise price of each SAR granted was $15.77 per share, representing the fair market value of our common stock on the date of grant.

Ms. Beithon’s Base Salary

Ms. Beithon has served as our General Counsel and Secretary since 1999. In April 2006, the Committee increased Ms. Beithon’s salary 3.5% to $259,900 for fiscal 2007. The Committee determined that the base salary adjustment appropriately rewarded Ms. Beithon’s performance and would promote retention. Ms. Beithon’s fiscal 2007 base salary was approximately at the 50th percentile for comparable positions at companies in the Company’s general industry comparator group.

Ms. Beithon’s fiscal 2007 annual cash incentive award was made pursuant to an individual annual cash incentive plan. At the beginning of fiscal 2007, the Committee established financial performance metrics for Ms. Beithon of net sales and earnings per share as described under the heading “Annual Cash Incentive Awards” on page 24. Ms. Beithon’s financial performance metrics for his fiscal 2007 annual cash incentive award were the same as for the Chief Executive Officer and other Named Executive Officers. The Company achieved both the net sales and earnings per share goals at the maximum level, as described above under the heading “Chief Executive Officer Compensation” on page 31. Based on Ms. Beithon’s performance evaluation for fiscal 2007, the Committee awarded Ms. Beithon the maximum level of annual cash incentive award under her individual annual cash incentive plan of $146,194.

In addition, on April 25, 2006, as part of establishing Ms. Beithon’s fiscal 2007 compensation, Ms. Beithon received 12,360 performance shares (the “Target Shares”) and the right to receive an amount of additional shares of common stock equal to the difference between 24,720 shares (the “Maximum Shares”) and the number of Target Shares (the “Additional Shares” and, together with the Target Shares, the “Performance Shares”). The value of the Target Shares was based on the closing price ($15.77) of our common stock on the NASDAQ Global Select Market on April 25, 2006. The value of the Target Shares received by Ms. Beithon was equal to 75% of her fiscal 2007 base salary. The Target Shares are subject to forfeiture and certain other restrictions during the three-year performance period commencing on February 26, 2006 and ending on February 28, 2009. The number of Target Shares that may be retained and the number of Additional Shares, if any, that may be issued to Ms. Beithon is dependent upon Apogee’s average return on invested capital, cumulative earnings per share, and market growth at the end of the performance period in comparison to certain pre-set targets, as described under the heading “Performance Shares” on page 26. The performance metrics for Ms. Beithon were the same as our Chief Executive Officer and other Named Executive Officers. Upon vesting, the restrictions on the Target Shares lapse and the shares become transferable and non-forfeitable. All Target Shares not deemed to have been earned and vested at the end of the performance period will be forfeited and transferred back to Apogee.

In addition, on April 25, 2006, Ms. Beithon was granted SARs with respect to 16,939 shares of our common stock, which had a SFAS 123R value of $111,123 on the date of grant and was equal to 42.8% of her fiscal 2007 salary. The exercise price of each SAR granted was $15.77 per share, representing the fair market value of our common stock on the date of grant.

Mr. Johnson’s Base Salary

Mr. Johnson has served as Vice President and Treasurer of the Company since 2001. In April 2006, the Committee increased Mr. Johnson’s salary 3.5% to $170,775 for fiscal 2007. The Committee determined that this base salary adjustment appropriately rewarded Mr. Johnson’s performance and would promote retention of an experienced finance executive. Mr. Johnson’s fiscal 2008 compensation package, including base salary and annual cash incentive compensation and long-term compensation at target levels, leave Mr. Johnson slightly below the 50th percentile for comparable positions at companies in our general industry comparator group.

Mr. Johnson’s fiscal 2007 annual cash incentive award was made pursuant to an individual annual cash incentive plan. At the beginning of fiscal 2007, the Committee established financial performance metrics for Mr. Johnson of net sales and earnings per share as described under the heading “Annual Cash Incentive Awards” on page 24. Mr. Johnson’s financial performance metrics for his fiscal 2007 annual cash incentive award were the same as for our Chief Executive Officer and other Named Executive Officers. The Company achieved both the net sales and earnings per share goals at the maximum level, as described above under the heading “Chief Executive Officer Compensation” on page 31. Based on Mr. Johnson’s performance evaluation for fiscal 2007, the Committee awarded Mr. Johnson the maximum level of annual cash incentive award under his individual annual cash incentive plan of $76,849.

In addition, on April 25, 2006, as part of establishing Mr. Johnson’s fiscal 2007 compensation, Mr. Johnson received 4,332 performance shares (the “Target Shares”) and the right to receive an amount of additional shares of common stock equal to the difference between 8,664 shares (the “Maximum Shares”) and the number of Target Shares (the “Additional Shares” and, together with the Target Shares, the “Performance Shares”). The value of the Target Shares was based on the closing price ($15.77) of our common stock on the NASDAQ Global Select Market on April 25, 2006. The value of the Target Shares received by Mr. Johnson was equal to 40% of his fiscal 2007 base salary. The Target Shares are subject to forfeiture and certain other restrictions during the three-year performance period commencing on February 26, 2006 and ending on February 28, 2009. The number of Target Shares that may be retained and the number of Additional Shares, if any, that may be issued to Mr. Johnson is dependent upon Apogee’s average return on invested capital, cumulative earnings per share, and market growth at the end of the performance period in comparison to certain pre-set targets, as described under the heading “Performance Shares” on page 26. The performance metrics for Mr. Johnson were the same as our Chief Executive Officer and other Named Executive Officers. Upon vesting, the restrictions on the Target Shares lapse and the shares become transferable and non-forfeitable. All Target Shares not deemed to have been earned and vested at the end of the performance period will be forfeited and transferred back to Apogee.

In addition, on April 25, 2006, Mr. Johnson was granted SARs with respect to 3,605 shares of our common stock, which had a SFAS 123R value of $23,650 on the date of grant and was equal to 13.8% of his fiscal 2007 salary. The exercise price of each SAR granted was $15.77 per share, representing the fair market value of our common stock on the date of grant.

Other Fiscal 2007 Compensation Actions

During the fourth quarter of fiscal 2007, the Compensation Committee reviewed Buck Consultants’ independent review of compensation for our Named Executive Officers and other executive officers and members of senior management based on information for companies in our fiscal 2007 general industry comparator group. Buck Consultants relied on both published survey sources and actual comparator group company proxy data to determine our competitive positioning relative to our comparator group. Each position was matched based on position responsibility and scope of business. Overall, Buck Consultants found that the compensation levels for our Named Executive Officers and other executive officers and members of senior management are in line with the 50th percentile for base salary, total cash compensation and total direct compensation at target level performance.

Fiscal 2007 Annual Cash Incentive Awards

The fiscal 2007 annual cash incentive awards paid to each of the Named Executive Officers along with threshold, target and maximum potential payouts are shown in the table below. The actual cash incentive awards are also shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 36.

Name	Threshold Bonus Award ($)(1)	Target Annual Cash Incentive Award ($)(1)	Maximum Annual Cash Incentive Award ($)(1)	Actual Annual Cash Incentive Award ($)(2)	Actual Annual Cash Incentive Award as a % of Fiscal 2007 Base Salary (%)
Russell Huffer	236,250	472,500	708,750	708,750	112.50
James S. Porter	56,288	112,595	210,140	210,140	70.00
Patricia A. Beithon	48,731	97,463	146,194	146,194	56.25
Daniel R. Mayleben(3)	48,525	97,050	145,575	—	—
Gary R. Johnson	17,078	34,155	76,849	76,849	45.00
Michael B. Clauer(3)	69,600	139,200	296,960	—	—

(1)	Determined on April 25, 2006 by the Compensation Committee.

(2)	Determined on May 1, 2007 by the Compensation Committee.

(3)

Messrs. Mayleben and Clauer resigned from the Company effective as of March 3, 2007 and December 31, 2006, respectively, and under the terms of their individual annual cash incentive plans, they were not eligible to receive an annual cash incentive award for fiscal 2007.

Resignation Agreement and Departure of Former Executive Vice President

In November 2006, with the approval of the Committee and in recognition of his six years of contributions to Apogee, we entered into a resignation agreement with Michael B. Clauer, our former Executive Vice President. In exchange for Mr. Clauer’s agreement to keep certain of our proprietary information confidential, not to compete with Apogee or its business units for 18 months after his resignation and not to solicit any of our employees to leave his or her employment for a period of three years after his resignation, we agreed to pay Mr. Clauer $556,800, representing 18 months of base salary; $19,400 for COBRA payments for group family medical and dental coverage; and $9,744 for one-year of automobile allowance. In addition, we paid Mr. Clauer $22,843 for accrued but unused vacation. We also agreed to provide up to $10,000 of outplacement assistance to Mr. Clauer. Upon termination of employment, Mr. Clauer forfeited 36,728 unvested Performance Shares, 42,196 unvested SAR awards, 20,625 unvested stock option awards and 27,436 unvested Pool B Shares. In addition, under the terms of Mr. Clauer’s fiscal 2007 annual cash incentive plan, he was not eligible to receive annual cash incentive compensation for fiscal 2007. Because Mr. Clauer terminated his employment with us before age 55, he is not eligible to receive any benefits under the SERP.

EXECUTIVE COMPENSATION TABLES

Fiscal 2007 Summary Compensation Table

The following table sets forth the total compensation for services in all capacities for fiscal 2007 awarded to our Named Executive Officers.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compen-sation ($)(4)	Change in Pension Value and Non-Qualified Deferred Compen- sation Earnings ($)(5)	All Other Compen- sation ($)(6)	Total ($)
Russell Huffer Chairman, President and Chief Executive Officer	2007	625,385	—	704,464	457,488	708,750	377,071	91,610	2,964,768
James S. Porter Chief Financial Officer	2007	298,631	—	229,220	55,924	210,140	—	33,923	827,838
Patricia A. Beithon General Counsel and Corporate Secretary	2007	258,546	—	257,080	107,766	146,194	51,220	40,143	860,949
Daniel R. Mayleben Chief Information Officer(7)	2007	257,446	—	23,801	26,842	—	—	27,058	335,147
Gary R. Johnson Vice President and Treasurer	2007	169,895	—	84,400	22,406	76,849	1,217	26,592	381,359
Michael B. Clauer Former Executive Vice President(8)	2007	312,154	—	(130,587)	163,653	—	—	643,719	988,939

(1)

In prior years, the cash portion of any annual incentive bonus awarded to our Named Executive Officers pursuant to the Executive MIP or individual cash bonus plans would have been reported in the “Bonus” column. In accordance with the SEC disclosure rules, amounts awarded to our Named Executive Officers under these plans for fiscal 2007 are now reported in the “Non-Equity Incentive Plan Compensation” column.

(2)

This column shows the amount we expensed during fiscal 2007 under SFAS 123R for Performance Share awards and restricted stock awards granted during fiscal 2007 and previous years and Pool B Shares under our Legacy Partnership Plan. Additional information regarding the size of the awards is set forth in the notes to the “Fiscal 2007 Grants of Plan Based Awards Table” and “Outstanding Equity Awards at 2007 Fiscal Year End Table” on pages 39 and 40, respectively. These award values have been determined based on the assumptions set forth in Note 13 (Stock-Based Compensation) to our fiscal 2007 Audited Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended March 3, 2007.

(3)

This column shows the amount we expensed during fiscal 2007 under SFAS 123R for outstanding stock appreciation rights (SARs) granted during fiscal 2007 and 2006, and outstanding stock options during prior years. Additional information regarding the outstanding SAR and stock option grants is set forth in the “Fiscal 2007 Grants of Plan Based Awards Table” and “Outstanding Equity Awards at 2007 Fiscal Year End Table” and related notes on pages 39 and 40, respectively. The fair value of these awards have been determined based on the assumptions set forth in Note 13 (Stock-Based Compensation) to our fiscal 2007 Audited Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended March 3, 2007.

(4)

The amounts in this column represent the annual cash incentive awards to our Named Executive Officers pursuant to the Executive MIP or individual annual cash incentive plans for fiscal 2007. None of our Named Executive Officers elected to defer any of their fiscal 2007 annual cash incentive award pursuant to the Deferred Incentive Compensation Plan.

(5)

This column reflects pension accruals under our SERP as reported in the “Fiscal 2007 Pension Benefits Table” and related notes on page 44 and “above-market” earnings during fiscal 2007 on amounts deferred pursuant to our Deferred Incentive Compensation Plan and contributed to the Legacy Restoration Plan as reported in the “Fiscal 2007 Non-Qualified Deferred Compensation Table” and related notes on page 45.

(6)	The amounts included in this column are described in the “All Other Compensation Table” below.

(7)

Mr. Mayleben resigned from the Company, effective as of the close of business on March 3, 2007, the last day of fiscal 2007. Pursuant to the terms of his fiscal 2007 annual cash incentive award plan, he was not eligible to receive an annual cash incentive award for fiscal 2007.

(8)

Mr. Clauer resigned from the Company, effective as of December 31, 2006. Pursuant to the terms of his fiscal 2007 annual cash incentive award plan, he was not eligible to receive an annual cash incentive award for fiscal 2007.

Fiscal 2007 All Other Compensation Table

The following table shows each component of the “All Other Compensation” column in the “Fiscal 2007 Summary Compensation Table” for each of our Named Executive Officers.

Name	Perquisites ($)(1)		Tax Reim- bursements ($)(2)	Insurance Premiums ($)(3)	Company Contributions to Defined Contribution Plans ($)(4)	Severance Payments/ Accruals ($)		Dividends or Earnings on Stock Awards ($)(5)	Total All Other Compensation ($)
Russell Huffer	25,309	(6)	893	990	19,379	—		45,039	91,610
James S. Porter	10,571	(7)	253	985	9,508	—		12,606	33,923
Patricia A. Beithon	9,744	(8)	—	853	12,144	—		17,402	40,143
Daniel R. Mayleben	16,634	(9)	135	850	4,857	—		4,582	27,058
Gary R. Johnson	9,744	(8)	—	561	11,430	—		4,857	26,592
Michael B. Clauer	8,245	(10)	—	838	9,897	608,787	(11)	15,952	643,719

(1)

This column reports the total amount of perquisites received by our Named Executive Officers during fiscal 2007 and includes an annual automobile allowance, reimbursement of country club dues and social club dues, and reimbursement of travel expenses for a Named Executive Officer’s spouse to travel and participate in Board and Company functions which included spouse participation.

(2)

This column reports reimbursement of taxes owed with respect to payment of travel expenses of the Named Executive Officer’s spouse to travel and participate in Board and Company functions which included spouse participation.

(3)	This column reports the annual long-term disability insurance premiums for enhanced long-term disability insurance for our Named Executive Officers.

(4)

This column reports the amounts paid during fiscal 2007 under our 401(k) retirement plan as an annual retirement plan contribution and the Company’s match on the Named Executive Officer’s contributions to such plan and under our employee stock purchase plan as a 15% matching contribution on contributions made by the Named Executive Officers to such plan. Both our 401(k) retirement plan and employee stock purchase plan are applicable to our Named Executive Officers on the same basis as all eligible employees.

Name	401(k) Retirement Plan Annual Retirement Contribution ($)	401(k) Retirement Plan Matching Contribution ($)	Employee Stock Purchase Plan 15% Matching Contribution ($)
Russell Huffer	11,000	4,479	3,900
James S. Porter	6,600	1,348	1,560
Patricia A. Beithon	6,600	3,984	1,560
Daniel R. Mayleben	1,194	3,663	—
Gary R. Johnson	6,761	3,889	780
Michael B. Clauer	6,600	2,967	330

(5)

This column represents dividends paid on unearned Performance Shares issued at the target level of performance, unvested restricted stock and unvested Pool B Shares issued pursuant to the Legacy Partnership Plan.

For each Named Executive Officer, the total number of Performance Shares, unvested shares of restricted stock and unvested Pool B Shares as of March 3, 2007, the last day of fiscal 2007, is listed below:

Name	Performance Shares (#)	Restricted Stock (#)	Pool B Shares (#)	Total Number of Shares (#)
Russell Huffer	82,502	—	59,700	142,202
James S. Porter	22,103	4,300	14,186	40,589
Patricia A. Beithon	25,716	—	28,558	54,274
Daniel R. Mayleben	12,308	4,000	—	16,308
Gary R. Johnson	8,791	—	6,599	15,390
Michael B. Clauer	—	—	—	—

All Performance Shares and unvested shares of restricted stock held by Mr. Mayleben were forfeited after termination of his employment, effective as of March 3, 2007. All Performance Shares and unvested Pool B Shares held by Mr. Clauer were forfeited after termination of his employment, effective December 31, 2006.

(6)

Includes an annual automobile allowance of $9,744, reimbursement of country club dues of $7,286 and social club dues of $4,494, both of which were used primarily for business purposes, and payment of travel expenses of $1,785 for Mr. Huffer’s spouse to travel and participate in Board and Company functions which included spouse participation and reimbursement of financial planning and estate planning fees of $2,000.

(7)

Includes an annual automobile allowance of $9,744, reimbursement of travel expenses of $398 for Mr. Porter’s spouse to travel and participate in Board functions which included spouse participation and reimbursement of executive health physical costs of $429.

(8)	Includes an annual automobile allowance of $9,744.

(9)

Includes an annual automobile allowance of $9,744, reimbursement of travel expenses of $278 for Mr. Mayleben’s spouse to travel and participate in Board functions which included spouse participation, reimbursement of financial planning and estate planning fees of $2,750 and reimbursement of executive health physical costs of $3,862.

(10)	Includes an automobile allowance of $8,245 for the first ten months of fiscal 2007.

(11)

Includes amounts payable to Mr. Clauer pursuant to the terms of his Resignation Agreement which is discussed under the heading “Resignation Agreement and Departure of Former Executive Vice President” on page 35.

Fiscal 2007 Grants of Plan Based Awards Table

The following table sets forth information concerning estimated future payouts under the annual cash incentive plans, estimated future payouts of Performance Share awards, and SAR awards made to our Named Executive Officers during fiscal 2007.

								All Other Option Awards: Number of Securities Under- lying Options (#)(6)	Exercise or Base Price of Option Awards ($/Sh)(7)	Grant Date Fair Value of Stock and Option Awards ($)(8)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name	Grant Date	Threshold ($)(3)	Target ($)(4)	Maximum ($)(5)	Threshold ($)(3)	Target ($)(4)	Maximum ($)(5)
Russell Huffer	4/25/2006	236,250	472,500	708,750	19,975	39,949	79,898	81,753	$15.77	1,166,312
James S. Porter	4/25/2006	56,288	112,575	210,140	7,139	14,277	28,554	19,378	$15.77	352,272
Patricia A. Beithon	4/25/2006	48,731	97,463	146,194	6,180	12,360	24,720	16,939	$15.77	306,040
Daniel R. Mayleben(9)	4/25/2006	48,525	97,050	145,575	6,154	12,308	24,616	16,063	$15.77	299,473
Gary R. Johnson	4/25/2006	17,078	34,155	76,849	2,166	4,332	8,664	3,605	$15.77	91,966
Michael B. Clauer (10)	4/25/2006	—	—	—	—	—	—	—	—	—

(1)

These columns show the range of payouts targeted under the annual cash (non-equity) incentive awards granted on April 25, 2006 based on fiscal 2007 performance, which were accrued for during fiscal 2007. Final awards determinations and payment were made during fiscal 2008. Mr. Huffer’s annual cash incentive award was made pursuant to our Executive MIP described under the heading “Executive Management Incentive Plan” on page 25. The annual cash incentive awards for our other Named Executive Officers were made pursuant to individualized cash bonus plans described under the heading “Individual Annual Cash Incentive Plans” on page 26. The annual cash incentive award payment for fiscal 2007 was made at the maximum payout level as described under the heading “Fiscal 2007 Annual Cash Incentive Awards” on page 35, and is shown in the “Fiscal 2007 Summary Compensation Table” on page 36 in the column titled “Non-Equity Incentive Plan Compensation.”

(2)

These columns show the threshold, target and maximum level of shares earned under our Performance Share award program for the three-year performance period beginning on the first day of fiscal 2007 and ending on the last day of fiscal 2009. This program is described under the heading “Performance Shares” on page 26.

(3)	“Threshold” refers to the minimum amount payable for a certain level of performance under the applicable plan. Performance below threshold results in no payment under the applicable plan.

(4)	“Target” refers to the amount payable if the specified performance target is achieved under the applicable plan.

(5)	“Maximum” refers to the maximum payout for a certain level of performance under the applicable plan.

(6)

This column shows stock-settled stock appreciation rights (SARs) awarded on April 25, 2006 with respect to the Named Executive Officer’s performance during fiscal 2006. In accordance with SEC regulations, the SAR awards granted in May 2007 with respect to the Named Executive Officer’s performance during fiscal 2007 will be reported in the “Fiscal 2008 Grants of Plan Based Awards” Table in the 2008 proxy statement if the executive is a Named Executive Officer for fiscal 2008. Our SARs program is described under “Stock-Settled Stock Appreciation Rights (SARs)” on page 27.

(7)	All SAR grants have an exercise price equal to 100% of the closing price of our common stock on the NASDAQ Global Select Market on April 25, 2006, the date of grant.

(8)

This column reports the fair value of the Performance Share awards, shown under the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns of the table, and the SAR awards, shown under the “All Other Option Awards: Number of Securities Underlying Options” column of the table. The fair value of the Performance Share awards is calculated by multiplying the number of Performance Shares at target level by

$15.77, the closing price of our common stock on the NASDAQ Global Select Market on April 25, 2006, the date of grant. The fair value of the SAR awards is the SFAS 123R value of the SARs based on a per share value of $6.5602, which was determined based on the assumptions set forth in Note 13 (Stock-Based Compensation) to our fiscal 2007 audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 3, 2007.

(9)	All unvested non-equity and equity plan awards and SAR grants awarded to Mr. Mayleben were automatically cancelled after his resignation from the Company, effective as of March 3, 2007.

(10)	All unvested non-equity and equity plan awards and SAR grants awarded to Mr. Clauer were automatically cancelled after his resignation from the Company, effective as of December 31, 2006.

Outstanding Equity Awards at 2007 Fiscal Year End Table

The following table summarizes the equity awards we have made to our Named Executive Officers, which were outstanding as of March 3, 2007, the last day of our 2007 fiscal year.

Name	Option Awards (1)						Stock Awards
	Number of Securities Under- lying Options (#) Exercis- able	Number of Securities Underlying Unexer- cised Options (#) Unexer- cisable	Equity Incentive Plan Awards: Number of Securities Under- lying Unexer- cised Unearned Options (#)	Option Exercise Price ($)(2)	Option Grant Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Russell Huffer	55,275	—	—	$11.3125	4/15/1999	4/15/2009	—		—	—		—
	23,960	—	—	$8.6000	4/11/2001	4/11/2011	—		—	—		—
	8,010	—	—	$12.8400	4/10/2002	4/10/2012	—		—	—		—
	71,990	—	—	$13.1000	6/18/2002	6/18/2012	—		—	—		—
	37,500	12,500	—	$9.1500	4/10/2003	4/10/2013	—		—	—		—
	39,000	39,000	—	$11.8600	4/14/2004	4/14/2014	—		—	—		—
	23,729	47,457	—	$14.1000	4/13/2005	4/13/2015	—		—	—		—
	0	81,753	—	$15.7700	4/25/2006	4/25/2016	—		—	—		—
	—	—	—	—	—	—	—		—	85,106	(5)	1,650,205
	—	—	—	—	—	—	—		—	79,898	(6)	1,549,222
	—	—	—	—	—	—	59,700	(7)	1,157,583	—		—
James S. Porter	6,000	—	—	$14.0000	4/16/1998	4/16/2008	—		—	—		—
	6,000	—	—	$11.3125	4/15/1999	4/15/2009	—		—	—		—
	9,000	—	—	$4.8125	4/12/2000	4/12/2010	—		—	—		—
	3,776	—	—	$4.3125	7/28/2000	7/28/2010	—		—	—		—
	6,000	—	—	$8.6000	4/11/2001	4/11/2011	—		—	—		—
	6,000	—	—	$12.8400	4/10/2002	4/10/2012	—		—	—		—
	3,375	1,125	—	$9.1500	4/10/2003	4/10/2013	—		—	—		—
	3,300	3,300	—	$11.8600	4/14/2004	4/14/2014	—		—	—		—
	1,701	3,400	—	$14.1000	4/13/2005	4/13/2015	—		—	—		—
	0	19,378	—	$15.7700	4/25/2006	4/25/2016	—		—	—		—
	—	—	—	—	—	—	4,300	(8)	83,377	—		—
	—	—	—	—	—	—	—		—	15,652	(5)	303,492
	—	—	—	—	—	—	—		—	28,554	(6)	553,662
	—	—	—	—	—	—	14,186	(7)	275,067	—		—

Name	Option Awards (1)						Stock Awards
	Number of Securities Under- lying Options (#) Exercis- able	Number of Securities Underlying Unexer- cised Options (#) Unexer- cisable	Equity Incentive Plan Awards: Number of Securities Under- lying Unexer- cised Unearned Options (#)	Option Exercise Price ($)(2)	Option Grant Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Patricia A. Beithon	5,000	—	—	$8.3125	9/1/1999	9/1/2009	—		—	—		—
	10,000	—	—	$4.8125	4/12/2000	4/12/2010	—		—	—		—
	10,000	—	—	$8.6000	4/11/2001	4/11/2011	—		—	—		—
	19,447	—	—	$12.8400	4/10/2002	4/10/2012	—		—	—		—
	553	—	—	$13.1000	6/18/2002	6/18/2012	—		—	—		—
	11,250	3,750	—	$9.1500	4/10/2003	4/10/2013	—		—	—		—
	11,000	11,000	—	$11.8600	4/14/2004	4/14/2014	—		—	—		—
	5,804	11,607	—	$14.1000	4/13/2005	4/13/2015	—		—	—		—
	—	16,939	—	$15.7700	4/25/2006	4/25/2016	—		—	—		—
	—	—	—	—	—	—	—		—	26,712	(5)	517,946
	—	—	—	—	—	—	—		—	24,720	(6)	479,321
	—	—	—	—	—	—	28,558	(7)	553,740	—		—
Daniel R. Mayleben	—	—	—	—	—	—	4,000	(9)	77,560	—		—
	—	16,063	—	$15.7700	4/25/2006	4/25/2016	—		—	—		—
	—	—	—	—	—	—	—		—	24,616	(6)(10)	477,304
Gary R. Johnson	1,500	—	—	$11.3125	4/15/1999	4/15/2009	—		—	—		—
	2,250	—	—	$4.8125	4/12/2000	4/12/2010	—		—	—		—
	3,000	—	—	$5.4688	12/10/2000	12/10/2010	—		—	—		—
	4,000	—	—	$8.6000	4/11/2001	4/11/2011	—		—	—		—
	4,000	—	—	$12.8400	4/10/2002	4/10/2012	—		—	—		—
	2,250	750	—	$9.1500	4/10/2003	4/10/2013	—		—	—		—
	2,000	2,000	—	$11.8600	4/14/2004	4/14/2014	—		—	—		—
	1,332	2,664	—	$14.1000	4/13/2005	4/13/2015	—		—	—		—
	—	3,605	—	$15.7700	4/25/2006	4/25/2016	—		—	—		—
	—	—	—	—	—	—	—		—	8,918	(5)	172,920
	—	—	—	—	—	—	—		—	8,664	(6)	167,995
	—	—	—	—	—	—	6,599	(7)	127,955	—		—
Michael B. Clauer (11)	—	—	—	—	—	—	—		—	—		—

(1)

Awards granted in 1997 through 2004 were in the form of incentive and non-qualified stock options, vest in equal, annual installments on the first four anniversaries of the date of grant and have ten-year terms. Awards granted in 2005 and 2006 were in the form of stock-settled stock appreciation rights (“SARs”), vest in equal annual installments on the first three anniversaries of the date of grant and have ten-year terms. Upon exercise of a SAR, the holder will receive the number of shares of our common stock that has a total value which is equivalent to the difference between the exercise price of the SAR and the fair market value of our common stock on the date of exercise.

(2)	The exercise price for all stock option and SAR grants is 100% of the closing price of our common stock on the NASDAQ Global Select Market on the date of grant.

(3)

The market value is calculated by multiplying the closing price ($19.39) of our common stock on the NASDAQ Global Select Market on March 2, 2007, the last trading day of fiscal 2007, by the number of shares of restricted stock that had not vested or the number of unearned Performance Shares as of March 3, 2007, the last day of fiscal 2007.

(4)

Includes Performance Share awards with three-year performance periods until payout. At the beginning of each performance period, the target award level of Performance Shares is granted and threshold, target and maximum award levels are set. See “Performance Shares” on page 26 for a complete description of our Performance Share program.

(5)

Represents the Performance Share awards made on April 13, 2005 for the performance period from February 27, 2005 through March 1, 2008, which will only become earned at the end of the performance period if the predetermined corporate performance goals for the performance period are met. On the grant date, the number of shares of our common stock equal to the target number of Performance Shares were issued (and are included in the “Security Ownership of Management” table at target level on page 7). The number of shares in this column is equal to the maximum number of Performance Shares for that award, as performance for the three-year performance period is anticipated to exceed the target performance level.

For each Named Executive Officer, with respect to such Performance Share award, the number of performance shares issued and the number of shares of our common stock that will be earned as a payout based on threshold, target and maximum performance levels during the three-year performance period is below.

Name	Performance Period	Number of Performance Shares Issued (#)	Estimated Future Payouts Based on Performance Level
			Threshold (#)	Target (#)	Maximum (#)
Russell Huffer	2/27/05-3/1/08	42,553	21,277	42,553	85,106
James S. Porter	2/27/05-3/1/08	7,826	3,913	7,826	15,652
Patricia A. Beithon	2/27/05-3/1/08	13,356	6,678	13,356	26,712
Daniel R. Mayleben	N/A	N/A	N/A	N/A	N/A
Gary R. Johnson	2/27/05-3/1/08	4,459	2,230	4,459	8,918
Michael B. Clauer	N/A	N/A	N/A	N/A	N/A

(6)

Represents the Performance Share awards made on April 25, 2006 for the three-year performance period from February 26, 2006 to February 28, 2009, which will only become earned at the end of the performance period if the predetermined corporate performance goals for the performance period are met. On the grant date, the number of shares of our common stock equal to the target number of shares were issued to the Named Executive Officer (and are included in the “Security Ownership of Management” table at target level on page 7). However, the number of shares in this column is equal to the maximum number of Performance Shares for that award performance for the three-year performance period is anticipated to exceed the target performance level.

For each Named Executive Officer, with respect to such Performance Share award, the number of Performance Shares issued and the number of shares of our common stock that will be earned as a payout based on threshold, target and maximum performance levels during the three-year performance period is below.

Name	Performance Period	Number of Performance Shares Issued (#)	Estimated Future Payouts Based on Performance Level
			Threshold (#)	Target (#)	Maximum (#)
Russell Huffer	2/26/06-2/28/09	39,949	19,975	39,949	79,898
James S. Porter	2/26/06-2/28/09	14,277	7,139	14,277	28,554
Patricia A. Beithon	2/26/06-2/28/09	12,360	6,180	12,360	24,720
Daniel R. Mayleben	2/26/06-2/28/09	12,308	6,154	12,308	24,616
Gary R. Johnson	2/26/06-2/28/09	4,332	2,166	4,332	8,664
Michael B. Clauer	N/A	N/A	N/A	N/A	N/A

(7)

Includes unvested Pool B Shares under the Legacy Partnership Plan for fiscal years 1997 through 2005. The Legacy Partnership Plan was eliminated from our compensation program beginning in fiscal 2006. See “Legacy Partnership Plan” on page 28 for a description of this plan.

(8)	In connection with his promotion to Chief Financial Officer on October 12, 2005, Mr. Porter received a restricted stock award of 4,300 shares which will vest on April 30, 2008.

(9)

In connection with his joining the Company as Chief Information Officer on October 31, 2005, Mr. Mayleben received a restricted stock award of 4,000 shares. This award was automatically cancelled after his resignation from the Company.

(10)	All unvested SARs and all unearned performance shares held by Mr. Mayleben were automatically cancelled after his resignation from the Company.

(11)	All unvested stock options, SARs and Pool B Shares and all unearned performance shares held by Mr. Clauer were automatically cancelled after his resignation from the Company.

Fiscal 2007 Option Exercises and Stock Vested Table

The following table sets forth information on stock option exercises, and vesting of shares of restricted stock held, by the Named Executive Officers during fiscal 2007.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)(1)	Value Realized On Exercise ($)(2)	Number of Shares Acquired On Vesting (#)(3)	Value Realized On Vesting ($)(4)
Russell Huffer	102,373	406,429	10,914	168,730
James S. Porter	1,480	15,255	2,154	33,301
Patricia A. Beithon	—	—	4,544	70,250
Daniel R. Mayleben	—	—	N/A	N/A
Gary R. Johnson	1,500	3,540	928	14,347
Michael B. Clauer	70,992	524,833	3,950	61,067

(1)	Includes exercises of incentive and non-qualified stock options.

(2)	The value realized is determined by the difference between the exercise price per share and the closing price of our common stock on the NASDAQ Global Select Market on the date of exercise.

(3)

Includes shares of Pool B Shares issued pursuant to our Legacy Partnership Plan (which was eliminated from our compensation program beginning in fiscal 2006) which became vested and were distributed during fiscal 2007. The Pool B Shares represent compensation earned by our Named Executive Officers for fiscal years 1997 through 2005.

(4)

The value realized is determined by multiplying the number of Pool B Shares issued pursuant to our Legacy Partnership Plan for fiscal years 1997 through 2005 that became vested during fiscal 2007 by the closing price of our common stock on the NASDAQ Global Select Market ($15.46) on May 1, 2006, the vesting date.

Fiscal 2007 Pension Benefits Table

The following table shows the present value of accumulated benefits under our Officers’ Supplemental Executive Retirement Plan (“SERP”) as of December 31, 2006, the measurement date used in preparing our fiscal 2007 audited financial statements, years of service credit, and payments during fiscal 2007 for each of our Named Executive Officers.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits ($) (1)	Payments During Last Fiscal Year ($)
Russell Huffer	SERP	20	2,491,185	—
James S. Porter(2)	N/A	N/A	N/A	N/A
Patricia A. Beithon (3)	SERP	7	103,373	—
Daniel R. Mayleben(2)	N/A	N/A	N/A	N/A
Gary R. Johnson(2)	N/A	N/A	N/A	N/A
Michael B. Clauer (4)	SERP	6	N/A	N/A

(1)

The present value of the accumulated benefits is based on the assumptions used in determining our SERP benefit obligations and net periodic benefit cost for financial reporting purposes, except that no pre-retirement mortality assumption is used for these calculations. A complete description of the accounting policies and assumptions we used to calculate the present value of accumulated benefits can be found under Note 1 (Summary of Significant Accounting Policies and Related Data – New Accounting Standards) and Note 11 (Employee Benefit Plans – Officer’s Supplemental Executive Retirement Plan (SERP), Obligations and Funded Status and Additional Information) to our fiscal 2007 audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 3, 2007.

(2)	Messrs. Porter, Mayleben and Johnson are not participants in the SERP.

(3)	Ms. Beithon is not vested in any SERP benefits.

(4)	Mr. Clauer was a participant in the SERP; however, since he was not age 55 at the time of his resignation, he is not eligible to receive benefits under the SERP.

Officers’ Supplemental Executive Retirement Plan (“SERP”)

The SERP is a non-qualified, defined benefit retirement plan that covers a select group of senior management and is the only defined benefit pension plan sponsored by us. Only three current employees participate in the SERP: Mr. Huffer, Ms. Beithon and one other member of senior management.

Benefits under the SERP are based on the participant’s highest average compensation for the five highest consecutive, completed calendar years of annual compensation during the last ten years of employment. If a participant has less than five consecutive, completed calendar years of service, the benefits will be based on final average compensation. For purposes of calculating SERP benefits, compensation includes salary and annual cash incentive compensation, but does not include the Performance Share, restricted stock, SAR or stock option awards or Pool B Shares or deferred compensation (when received). In order to be eligible for payments under the SERP, a participant must be at least 55 years old when his or her employment with Apogee terminates.

Benefits under our SERP are calculated as an annuity equal to 2% of the participant’s average monthly compensation multiplied by the participant’s years of service to Apogee, offset by benefits to be received under social security, our 401(k) retirement plan and our other defined contribution pension plans from contributions made by us. The maximum number of years of service that will be credited to any participant is 20 years. Benefits payable are generally a single life annuity unless the participant has made an election to receive a joint and survivor annuity or five-year term certain and life annuity (both of which would be a reduced monthly benefit).

Under the SERP, the normal retirement age is 65, or, if later, the last day of the calendar month that includes the fifth annual anniversary of the date the participant first became a participant in the SERP. If a participant retires from or terminates his or her employment with Apogee on or after age 55, and if such participant elects to receive benefits prior to normal retirement age, the participant’s monthly benefit will be reduced five-ninths of one percent for each of the first 60 months and five-eighteenths of one percent for each of the next 60 months by which the annuity starting date precedes the calendar month in which the participant would attain normal retirement age. A lump sum payment is not available. Currently, Mr. Huffer is the only participant who is eligible for early retirement under the SERP.

All unpaid benefits under the SERP to a participant will be forfeited upon determination by the Compensation Committee that a participant has (i) engaged in felonious or fraudulent conduct resulting in harm to us; (ii) made an unauthorized disclosure to a competitor of any of our material confidential information, trade information or trade secrets; (iii) provided us with materially false reports concerning his or her business interests or employment, (iv) made materially false representations in connection with furnishing information to shareholders, accountants, a stock exchange, the SEC or other public or private regulatory body; (v) maintained an undisclosed, unauthorized and material conflict of interest in the discharge of duties owed by the participant to us; (vi) engaged in conduct causing a serious violation of state or federal laws by us; (vii) engaged in the theft of our assets or funds; (viii) has been convicted of any crime which directly or indirectly arose out of his or her employment relationship with us or materially affected his or her ability to discharge the duties of his or her employment with us; or (ix) engaged during his or her employment with us or within two years after termination of employment in any employment or self-employment with one of our competitors.

Fiscal 2007 Non-Qualified Deferred Compensation Table

The table below provides information on our Named Executive Officers compensation during fiscal 2007 under our non-qualified deferred compensation plans, including our Legacy Partnership Plan, Deferred Incentive Compensation Plan, and Legacy Restoration Plan.

Name	Plan	Executive Contributions in Last Fiscal Year ($)	Apogee Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)		Aggregate Withdrawals/ Distributions ($)		Aggregate Balance at Last Fiscal Year ($)
Russell Huffer	Legacy Partnership Plan	—	—	20,536	(1)	—		1,219,030	(2)
	Deferred Incentive Compensation Plan	—	—	1,774	(3)	—		175,258
	Legacy Restoration Plan	—	—	—	(3)	—		269,775
James S. Porter	Legacy Partnership Plan	—	—	6,804	(1)	71,433	(4)	333,411	(2)
	Deferred Incentive Compensation Plan	—	—	—		—		—
	Legacy Restoration Plan	—	—	—		—		—
Patricia A. Beithon	Legacy Partnership Plan	—	—	9,424	(1)	236,810	(4)	323,464	(2)
	Deferred Incentive Compensation Plan	—	—	—		—		—
	Legacy Restoration Plan	—	—	—	(3)	—		29,219
Daniel R. Mayleben	Legacy Partnership Plan	—	—	—		—		—
	Deferred Incentive Compensation Plan	—	—	—		—		—
	Legacy Restoration Plan	—	—	—		—		—
Gary R. Johnson	Legacy Partnership Plan	—	—	3,724	(1)	42,794	(4)	150,408	(2)
	Deferred Incentive Compensation Plan	—	—	1,217	(3)	—		120,256
	Legacy Restoration Plan	—	—	—		—		—
Michael B. Clauer	Legacy Partnership Plan	—	—	11,392	(1)	118,415	(4)	559,246	(2)
	Deferred Incentive Compensation Plan	—	—	—		—		—
	Legacy Restoration Plan	—	—	—	(3)	—		20,899

(1)	Represents dividends paid during fiscal 2007 on Pool A Shares held pursuant to our Legacy Partnership Plan, which is described under the heading “Legacy Partnership Plan” on page 28.

(2)

The market value of the Pool A Share balances held in the Legacy Partnership Plan as of the end of fiscal 2007 is calculated by multiplying the number of Pool A Shares by the closing price ($19.39) of our common stock on the NASDAQ Global Select Market on March 2, 2007, the last trading day of fiscal 2007.

(3)

Pursuant to SEC rules, all earnings on non-qualified deferred compensation during fiscal 2007 in excess of 5.64%, 120% of the applicable federal rate compounded annually, have been deemed “above-market earnings.” During fiscal 2007, the interest paid on amounts deferred pursuant to our Deferred Incentive Compensation Plan and on the balances in our Legacy Restoration Plan was 6.673% and 4.60%, respectively. The material terms of our Deferred Incentive Compensation Plan are summarized under the heading “Deferred Incentive Compensation Plan” on page 29 and Legacy Restoration Plan are summarized under the heading “Legacy Restoration Plan” on page 29.

(4)

The market value of the distribution of Pool A Shares is calculated by multiplying the number of Pool A Shares distributed by the closing price ($19.39) of our common stock on the NASDAQ Global Select Market on March 2, 2007, the last trading day prior to the March 3, 2007 distribution.

Termination Payments

General Severance Plans and Benefits

Our Named Executive Officers are not covered under any employment agreements or general severance plans. Any severance benefits payable to our Named Executive Officers for a termination for reasons not triggered by a change-in-control would be determined by the Committee at its discretion. The specific post-termination payments made to Mr. Clauer upon his resignation from the Company were approved by the Committee and are described under the heading “Resignation Agreement and Departure of Former Executive Vice President” on page 35.

Change-in-Control Severance Agreements

We have entered into change-in-control severance agreements with our Named Executive Officers and two other members of senior management. The agreements continue through December 31 of each year and provide that they are to be automatically extended in one-year increments unless we give prior notice of termination. The Committee reviews these severance agreements annually and decides whether to give notice to terminate the agreements or to allow the agreements to automatically renew for another one-year term. These agreements are “double trigger” agreements and provide that, in the event of a change-in-control, each Named Executive Officer would have specific rights and receive specified benefits if the Named Executive Officer is terminated “without cause” (as defined in the agreements) or the Named Executive Officer voluntarily terminates his or her employment for “good reason” (as defined in the agreements) within two years after the change-in-control. In these circumstances, Messrs. Huffer and Porter and Ms. Beithon will each receive a severance payment equal to two times the sum of his or her annual base salary and annual cash incentive award at targeted performance (as calculated under the terms of the agreements), and Mr. Johnson will receive a severance payment equal to his annual salary plus his annual cash incentive award at targeted performance (as calculated under the terms of his agreement). Options granted under our Amended and Restated 1997 Omnibus Stock Incentive Plan; options, SARs, Performance Shares and other restricted stock awarded under our Amended and Restated 2002 Omnibus Stock Incentive Plan; unvested Pool B Shares under our Legacy Partnership Plan provide for payment or immediate vesting of awards in the event of a change-in-control if a Named Executive Officer would be a “key employee” (as defined in Section 409A of the Internal Revenue Code). In addition, payment of certain deferred amounts under the Legacy Partnership Plan will not be made before the date that is six months after the participant’s employment termination date.

Estimated Benefits Upon Termination Following a Change-in-Control Table

This table shows amounts that would be payable under existing change-in-control severance agreements as of March 3, 2007.

Name	Severance Amount		Performance Shares at Target (1)	Early Vesting of Stock Options(2)	Early Vesting of Restricted Stock(3)	Estimated Tax Gross Up(4)	Total
Russell Huffer	2,205,000	(5)	1,599,714	515,846	1,157,583	2,165,443	7,643,586
James S. Porter	825,550	(6)	428,577	124,503	358,444	752,225	2,489,299
Patricia A. Beithon	714,726	(7)	498,633	243,950	553,740	840,927	2,851,976
Daniel R. Mayleben	711,700	(8)	238,652	58,148	77,560	432,180	1,518,240
Gary R. Johnson	204,930	(9)	170,457	49,883	127,955	198,885	752,110
Michael B. Clauer(10)	N/A		N/A	N/A	N/A	N/A	N/A

(1)

This amount represents the payout of all outstanding performance share awards at the target payout level based on the closing price ($19.39) of our common stock on the NASDAQ Global Select Market on March 2, 2007, the last trading day in fiscal 2007.

(2)

This amount represents the value of unvested stock options and SARs at March 3, 2007, the last day of fiscal 2007, including only those options having an exercise price in excess of the closing price ($19.39) of our common stock on the NASDAQ Global Select Market on March 2, 2007, the last trading day of our fiscal 2007.

(3)

This column includes unvested Pool B Shares under the Legacy Partnership Plan and restricted stock grants (excluding Performance Share awards), which would become vested upon termination following an assumed change-in-control on March 3, 2007. Such aggregate number of shares is then multiplied by the closing price ($19.39) of our common stock on the NASDAQ Global Select Market on March 2, 2007, the last trading day of fiscal 2007.

(4)

The estimated tax gross up is based on the Internal Revenue Code §280G 20% excise tax, grossed up for taxes, on the amount of severance, early vesting of stock options and SARs and early vesting of performance shares and restricted stock above each individual’s average five year W-2 earnings times three.

(5)	For Mr. Huffer, the severance amount represents two times fiscal 2007 salary ($1,260,000) plus two times fiscal 2007 annual cash incentive award at target level ($945,000).

(6)	For Mr. Porter, the severance amount represents two times fiscal 2007 salary ($600,400) plus two times fiscal 2007 annual cash incentive award at target level ($225,150).

(7)	For Ms. Beithon, the severance amount represents two times fiscal 2007 salary ($519,800) plus two times fiscal 2007 annual cash incentive award at target level ($194,926).

(8)

For Mr. Mayleben, the severance amount represents two times fiscal 2007 salary ($517,600) plus two times fiscal 2007 annual cash incentive award at target level ($194,100). Mr. Mayleben’s change-in-control severance agreement terminated when he resigned from the Company.

(9)	For Mr. Johnson, the severance amount represents one times fiscal 2007 salary ($170,775) plus one times fiscal 2007 annual cash incentive award at target level ($34,155).

(10)	Mr. Clauer’s change-in-control severance agreement terminated when he resigned from the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transaction Policy and Procedures

We have established written policies and procedures (“Related Person Transaction Policy”) to assist us in reviewing transactions in excess of $120,000 involving the Company and its subsidiaries and Related Persons (as defined below) (“Transactions”). The Related Person Transaction Policy supplements our Code of Business Conduct and Ethics Conflict of Interest Policy (“Conflict of Interest Policy”), which applies to all our employees and directors.

For purposes of the Related Person Transaction Policy, a Related Person includes the Company’s directors, director nominees and executive officers, beneficial owners of 5% or more of the Company stock and their respective Immediate Family Members (as defined in the Related Person Transaction Policy).

Our Conflict of Interest Policy requires our employees and our directors to report to our General Counsel any potential conflict of interest situations involving an employee or director and their Immediate Family Members. The Policy requires our Chief Executive Officer, Chief Financial Officer and General Counsel to promptly report any Transaction of which they become aware to the Chair of the Nominating and Corporate Governance Committee, which is the Board Committee responsible for reviewing and approving, ratifying or rejecting Related Person Transactions. In approving, ratifying or rejecting a Related Person Transaction, the Nominating and Corporate Governance Committee will consider such information as it deems important to conclude if the Transaction is fair to the Company.

Certain Relationship and Transaction with Director

Since 2003, James L. Martineau’s daughter-in-law has been employed by one of our subsidiaries in a field sales capacity. Mr. Martineau has served as a director since 1973. Ms. Martineau is compensated pursuant to the same compensation plan for other field sales employees at this subsidiary. In fiscal 2007, Ms. Martineau received salary of $30,000 and sales commissions of approximately $166,350. For fiscal 2008, Ms. Martineau will receive a base salary of $30,000 and be eligible to receive sales commissions. The Nominating and Corporate Governance Committee reviewed the terms of Ms. Martineau’s employment with our subsidiary and determined that the employment arrangement is fair to the Company.

PROPOSAL 2: APPROVAL OF THE AMENDED AND RESTATED

APOGEE ENTERPRISES, INC. EXECUTIVE MANAGEMENT INCENTIVE PLAN

Reasons for Approval and Vote Required

Section 162(m) of the Internal Revenue Code (the “Code”) generally limits to $1,000,000 the amount that we are allowed each year to deduct for the compensation paid to our Chief Executive Officer and our other four most highly compensated executive officers. However, qualified “performance-based compensation” is not subject to the $1,000,000 deduction limit. In general, to qualify as performance-based compensation, the following requirements need to be satisfied:

•	payments must be computed on the basis of an objective, performance-based compensation standard determined by a committee consisting solely of two or more “outside directors”;

•

the material terms under which the compensation is to be paid, including the business criteria upon which the performance goals are based, and a limit on the maximum bonus amount that may be paid to any participant with respect to any performance period, must be approved by a majority of the vote of shareholders in a separate shareholder vote; and

•	the committee administering the plan must certify that the applicable performance goals were satisfied before payment of any performance-based compensation.

On May 2, 2007, the Board of Directors adopted the Amended and Restated Apogee Enterprises, Inc. Executive Management Incentive Plan (or the “Plan”), subject to approval by the Company’s shareholders. The Plan is designed to provide a competitive incentive compensation opportunity in order to attract and retain key executives. The Company is seeking shareholder approval of the Plan in order to qualify compensation paid under the Plan as “performance-based compensation,” as defined in Section 162(m) of the Code. The Plan is intended to provide the executive officers of the Company with a direct financial incentive to make significant contributions to the achievement of the annual strategic and financial goals of the Company. The Plan is designed to reward participants only if specific, objective, predetermined performance goals are achieved during a fiscal year.

If the Plan is approved by the shareholders, all payments under the Plan will be deductible under Section 162(m) of the Code for the next five fiscal years. The Board of Directors recommends that you vote in favor of this proposal in order to maximize the tax benefits available to the Company under the Code. If the proposal is not approved, no awards will be made under the Plan.

Approval of the Plan requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy and entitled to vote at this Annual Meeting.

Summary of the Plan

The following summary describes the material terms of the Plan. A copy of the Plan is attached to this proxy statement as Appendix A. You should refer to Appendix A for all of the terms of the Plan.

Eligibility. Participation in the Plan is limited to our executive officers. As of the date of this Proxy Statement, we had a total of four executive officers. The Compensation Committee of the Board of Directors will have discretion to include or exclude any particular executive officer in the Plan.

Administration. The Plan is administered by the Compensation Committee, which consists solely of two or more “outside directors” within the meaning of Section 162(m) of the Code. The Compensation Committee has the authority to determine the amount of bonuses under the Plan and to establish the terms and conditions of the bonus awards. The Compensation Committee also has the authority to establish rules for the administration of the Plan, and its determinations and interpretations are binding on all interested parties. Under the Plan, the Compensation Committee is required to certify that the applicable performance goals have been met prior to payment of any bonuses to participants.

Determination of Bonus Pool; Applicable Accounting Rules. The Plan will entitle each participant to receive a payment equal to or less than a predetermined percentage of a bonus pool (the “Bonus Pool”) after the end of a fiscal year, if the applicable performance goals for achievement of the Bonus Pool have been satisfied. The total amount of the percentage of the Bonus Pool determined for all Plan participants in any fiscal year shall be less than or equal to 100%. Bonuses are payable solely in the form of cash. Participants will be entitled to elect to defer part or all of an annual bonus payment made under the Plan pursuant to the terms of the Company’s deferred compensation plans.

The right to receive a portion of the Bonus Pool will be determined solely based on the attainment of one or more specific, objective, predetermined performance goals for the Bonus Pool selected by the Compensation Committee no later than 90 days after the beginning of a fiscal year of the Company. If the Compensation Committee selects more than one goal, it shall also select the percentage of the Bonus Pool applicable to such goal, with the total percentages for goals selected in any fiscal year being equal to 100%. The annual performance goals may vary from year to year. The performance goals will be based solely on one or more of the following business criteria:

•	economic value added

•	sales or revenues

•	costs or expenses

•	net profit after tax

•	gross profit

•	operating profit

•	base earnings, earnings (whether before or after taxes)

•	earnings before interest, taxes, depreciation and amortization (EBITDA) as a percent of net sales

•	return on actual or pro forma equity or net assets or capital

•	net capital employed

•	earnings per share (basic or diluted)

•	earnings per share from continuing operations

•	operating income

•	pre-tax income

•	operating income margin

•	net income

•	total shareholder return or profitability, or both, as measured by one or more of the following accounting ratios:

•	return on revenue

•	return on assets

•	return on equity

•	return on invested capital and return on investments

•

shareholder return, including performance (total shareholder return) relative to the Standard & Poor’s Small Cap 600 Index or similar index or performance (total stockholder return) relative to the proxy comparator group, in both cases as determined pursuant to Rule 402(l) of Regulation S-K promulgated under the Securities and Exchange Act of 1934, as amended

•	cash generation

•	cash flow (including free cash flow and cash flow from operating, investing or financing activities or any combination thereof)

•	unit volume

•	change in working capital

The Bonus Pool will be computed in accordance with generally accepted accounting principles as in effect from time to time and as applied by the Company in the preparation of its financial statements. For purposes of the foregoing computation, changes in generally accepted accounting principles which occur during a fiscal year shall not be taken into account, and extraordinary items, discontinued operations and restructuring costs, as computed in accordance with generally accepted accounting principles as in effect from time to time and as applied and reported by the Company in the preparation of its financial statements, shall also not be taken into account.

The amount of a Bonus Pool may be decreased (but not increased) at any time during a fiscal year by the Committee.

Maximum Bonus. The maximum bonus that may be paid to any participant pursuant to the Plan in any fiscal year may not exceed $1,500,000. The Compensation Committee has complete discretionary authority to reduce the amount of a bonus that otherwise would be payable to any participant under the Plan.

2008 Plan Bonuses. The amount of the bonuses to be received by eligible participants for fiscal 2008 are not determinable at this time because the bonus amounts payable, if any, will depend upon achievement of the fiscal 2008 performance goals established by the Compensation Committee. Because the performance objectives may vary from year to year and we have no assurance that the Compensation Committee would have selected the same objectives for fiscal 2008 as it may select for fiscal 2009, the amounts of any bonuses that would have been payable to eligible participants had the Plan been in effect for fiscal 2007 also are indeterminable.

Term; Amendment; Termination. If approved by our shareholders, the Plan will be deemed effective as of March 4, 2007, the first day of fiscal 2008. However, no payments will be made under the Plan unless and until shareholder approval is obtained. The Compensation Committee may amend, alter or discontinue the Plan at any time in its sole discretion, except that, without approval of the shareholders of the Company, the Committee may not make any amendments or other modifications that, absent approval of the shareholders, would cause any compensation paid pursuant to any award under the Plan no longer to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. Unless earlier terminated, no annual bonus awards may be granted under the Plan after March 3, 2012, and no such awards shall be paid except with respect to the Company’s fiscal year ending not later than March 3, 2013.

Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences generally applicable to bonuses that may be paid under the Plan.

No taxable income should result for any participant at the time the annual performance criteria and formula for determining potential bonus amounts are determined. Bonus payments made to the participants after achievement of the annual performance goals set forth in the applicable award agreement will be taxable to the participant as ordinary income. Subject to general tax law considerations concerning reasonable compensation, and assuming that compensation paid under the Plan will qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Company will be entitled to a tax deduction for that same amount at the time a participant recognizes ordinary income.

Recommendation

The Board of Directors recommends that you vote FOR the proposal to approve the Plan. Proxies will be voted FOR the proposal unless otherwise specified.

Equity Compensation Plan Information

The following table summarizes, with respect to our equity compensation plans, the number of shares of our common stock to be issued upon exercise of outstanding options, warrants and other rights to acquire shares, the weighted-average exercise price of these outstanding options, warrants and rights and the number of shares remaining available for future issuance under our equity compensation plans as of March 3, 2007.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted- average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)(3)
Equity compensation plans approved by security holders	1,687,378	12.39	2,062,066
Equity compensation plans not approved by security holders	None	Not Applicable	None
Total	1,687,378	12.39	2,062,066

(1)

Includes shares underlying options and stock appreciation rights granted under our Amended and Restated 2002 Omnibus Stock Incentive Plan and options granted under our Amended and Restated 1997 Omnibus Stock Incentive Plan and our Amended and Restated 1987 Stock Option Plan. None of the outstanding stock options or stock appreciation rights has dividend rights attached, nor are they transferable. Does not include 367,312 shares of restricted stock that are issued and outstanding, including 319,348 Performance Shares issued at target levels. All of the shares of restricted stock outstanding have dividend rights attached, but none of the shares of restricted stock are transferable. The number of Performance Shares that will vest at the end of the three-year performance period may vary between 0% and 200% of target, with 50% and 200% of target becoming vested at threshold and maximum performance, respectively. All Performance Shares will be forfeited if Apogee does not perform at threshold during the performance period. Includes 319,348 Performance Shares that will be issued at the end of the three-year performance period if Apogee performs at the maximum level during the performance period.

(2)

The weighted-average exercise price does not take into account the 319,348 Performance Shares described in note 1 to this table that will be issued if Apogee performs at the maximum level during the three-year performance period.

(3)

Of these shares, 134,277 are available for issuance under our Legacy Partnership Plan, 1,756,797 are available for grant under our Amended and Restated 2002 Omnibus Stock Incentive Plan, none are available for grant under our Amended and Restated 1997 Omnibus Stock Incentive Plan, and 170,992 are available for grant under our Non-Employee Director Deferred Compensation Plan. The 1,756,797 shares available for grant under our Amended and Restated 2002 Omnibus Stock Incentive Plan may become the subject of future awards in the form of stock options, stock appreciation rights, or other stock-based awards and 1,031,532 shares of the 1,756,797 shares available are available for granting restricted stock, restricted stock units and Performance Share awards under the plan.

AUDIT COMMITTEE REPORT AND

PAYMENT OF FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Report

The Audit Committee oversees Apogee’s financial reporting process (including our system of financial controls and internal and external auditing procedures), oversees our program to ensure compliance with legal and regulatory requirements and ethical business practices, and assesses and establishes policies and procedures to manage our financial risk. The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. The Committee operates under a written charter, which we annually review, and has authority to retain independent counsel and other external advisors from time to time to help us fulfill our oversight duties.

In performing our functions, the Audit Committee acts only in an oversight capacity. In our oversight role, we rely on the work and assurances of Apogee’s management, which has the primary responsibility for Apogee’s financial statements and reports, our internal auditors, and our independent registered public accounting firm which, in its report, expresses the firm’s opinion on the conformity of our annual financial statements with generally accepted accounting principles. We retained Deloitte & Touche LLP as our independent registered public accounting firm to audit our financial statements for the fiscal year ended March 3, 2007. We have retained another accounting firm to provide internal audit services to us since fiscal 2002.

The Audit Committee is composed entirely of non-employee directors, all of whom are independent in accordance with current the NASDAQ listing standards and the rules of the SEC. None of the Audit Committee members has participated in the preparation of our financial statements or the financial statements of our current subsidiaries at any time during the past three years. Each Audit Committee member is able to understand fundamental financial statements, and at least one Audit Committee member has past experience in accounting or related financial management experience. During fiscal 2007, the members of the Audit Committee were Messrs. Manning and Marzec, both of whom have served on the Audit Committee throughout fiscal 2007, Mr. Reynolds and Ms. Hays, both of whom have served since the 2006 Annual Meeting of Shareholders, and Bernard P. Aldrich and David E. Weiss, both of whom served on the Audit Committee through the 2006 Annual Meeting of Shareholders.

The Audit Committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm, including significant accounting judgments and estimates applied by Apogee in our financial statements and the reasonableness thereof. Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles and that our financial statements fairly present, in all material respects, the financial condition and results of operations of Apogee.

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by PCAOB Interim Auditing Standard AU Section 380, Communication with Audit Committees. In addition, the Audit Committee received and discussed with the independent registered public accounting firm the written disclosures and letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, relating to the independence of the independent registered public accounting firm.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 3, 2007, for filing with the Securities and Exchange Commission. The Audit Committee appointed Deloitte & Touche LLP to serve as our independent registered public accounting firm for fiscal 2008.

Audit Committee of the Board of Directors of Apogee

Robert J. Marzec, Chair	John T. Manning
Sara L. Hays	Richard V. Reynolds

Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees

We incurred the fees shown in the following table for professional services provided by Deloitte & Touche LLP for fiscal 2007 and 2006.

	Fiscal 2007	Fiscal 2006
Audit Fees(1)	$1,071,000	$975,000
Audit-Related Fees(2)	22,000	23,000
Tax Fees(3)	92,000	73,000
All Other Fees	0	0

Total	$1,185,000	$1,071,000

(1)

Audit fees consisted of audit work performed in preparation of our annual financial statements, audit of internal controls over financial reporting, and review of the quarterly financial statements included in our quarterly reports on Form 10-Q for fiscal 2007 and 2006.

(2)	Audit-related fees include fees for audits of our employee benefit plans and internal control assistance.

(3)	Tax fees for fiscal 2007 and 2006 consisted of $51,000 and $43,000, respectively, for U.S. tax return review, and $41,000 and $30,000, respectively, for other miscellaneous tax consultations.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services Provided by Our Independent Registered Public Accounting Firm

Consistent with policies of the SEC regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee established a policy to require pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm. As permitted by regulations of the SEC, the Audit Committee delegated the authority to pre-approve services provided by our independent registered public accounting firm to the Chair of the Audit Committee, who reports any pre-approval decisions to the Audit Committee at its next scheduled meeting.

All of the services provided by the independent registered public accounting firm in fiscal 2007 and 2006, including services related to the Audit-Related Fees, Tax Fees and All Other Fees described above, were approved by the Audit Committee under its pre-approval policies.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 1, 2008, subject to a satisfactory performance evaluation of the fiscal 2007 audit. Deloitte & Touche LLP has served as our independent registered public accounting firm for fiscal 2003 through 2007. In addition, Deloitte & Touche LLP re-audited our financial statements for fiscal year ended March 2, 2002. Deloitte & Touche LLP reports to the Audit Committee of our Board of Directors.

While it is not required to do so, the Board of Directors is submitting the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending March 1, 2008 to our shareholders for ratification in order to ascertain the views of our shareholders on this appointment. If the appointment is not ratified, the Audit Committee may reconsider its appointment.

A representative of Deloitte & Touche LLP will be present at the 2007 Annual Meeting of Shareholders and will be afforded the opportunity to make a statement and respond to questions.

The Audit Committee of the Board of Directors recommends that you vote FOR the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 1, 2008. Proxies will be voted FOR the proposal unless otherwise specified.

SHAREHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

Any shareholder wishing to have a proposal considered for inclusion in our proxy statement for the 2007 Annual Meeting of Shareholders must submit the proposal in writing to our Corporate Secretary at the address indicated on the Notice of Annual Meeting of Shareholders in accordance with all applicable rules and regulations of the Securities and Exchange Commission no later than January 19, 2008.

Under our Amended and Restated Bylaws, a shareholder proposal not included in our proxy statement for the 2008 Annual Meeting of Shareholders is untimely and may not be presented in any manner at the 2008 Annual Meeting of Shareholders unless the shareholder wishing to make the proposal follows the notice procedures set forth in our Amended and Restated Bylaws, including delivering notice of the proposal in writing to our Corporate Secretary at the address indicated on the Notice of Annual Meeting of Shareholders, no later than February 28, 2008.

ANNUAL REPORT TO SHAREHOLDERS

Our Annual Report to Shareholders for the fiscal year ended March 3, 2007, which includes a copy of our Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended March 3, 2007, is being delivered with this proxy statement. Shareholders who wish to obtain additional copies of our Annual Report on Form 10-K may do so without charge by contacting us through one of the following methods:

Internet:	www.apog.com
E-mail:	IR@apog.com
Telephone:	(877) 752-3432
Fax:	(952) 487-7565
Mail:	Investor Relations
Apogee Enterprises, Inc. 7900 Xerxes Avenue South, Suite 1800 Minneapolis, Minnesota 55431-1159

OTHER MATTERS

Management does not intend to present any matters at the meeting other than those disclosed in this proxy statement, and we are not presently aware of any matter that may be presented at the meeting by others. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote on those matters in accordance with their best judgment.

By Order of the Board of Directors,

Patricia A. Beithon
General Counsel and Corporate Secretary

Dated: May 18, 2007

Appendix A

APOGEE ENTERPRISES, INC.

AMENDED AND RESTATED

EXECUTIVE MANAGEMENT INCENTIVE PLAN

Section 1. Establishment; Purpose

(a) Establishment and History. On April 11, 2002, the Board of Directors of Apogee Enterprises, Inc., a Minnesota corporation (the “Company”), upon recommendation by the Compensation Committee of the Company’s Board of Directors, approved an incentive plan for executive officers as described herein, which plan is known as the “Apogee Enterprises, Inc. Executive Management Incentive Plan” (the “Plan”). The Plan was approved by the shareholders of the Company at the Company’s 2002 Annual Meeting of Shareholders and became effective as of March 3, 2002. On April 14, 2005, the Board of Directors of the Company, upon recommendation by the Compensation Committee of the Company’s Board of Directors, approved the first amended and restated version of the Plan, which was approved by the shareholders of the Company at the Company’s 2005 Annual Meeting of Shareholders and became effective as of February 26, 2006. On May 2, 2007, the Board of Directors of the Company, upon recommendation by the Compensation Committee of the Company’s Board of Directors, approved the second amended and restated version of the Plan, which shall be submitted for approval by the shareholders of the Company at the Company’s 2007 Annual Meeting of Shareholders. The second amended and restated Plan shall be effective as of March 4, 2007 (the first day of the Company’s 2008 fiscal year), subject to its approval by the shareholders of the Company, and no payments shall be made pursuant to such Plan until after the Plan has been approved by the shareholders of the Company.

(b) Purpose. The purpose of the Plan is to provide a direct financial incentive for executive officers of the Company to make a significant contribution to the annual strategic and financial goals of the Company.

Section 2. Establishment of Bonus Pool.

The Committee (as defined in Section 3(a)) shall, not later than 90 days after the beginning of each fiscal year of the Company, establish a bonus pool (the “Bonus Pool”) equal to a percentage (not to exceed 100%) of one or more of the following business criteria (“Company Performance Factors”) for the fiscal year for which Annual Bonus Pool Awards are being paid under this Plan. The following shall constitute the sole Company Performance Factors upon which a Bonus Pool under this Plan shall be based: economic value added, sales or revenues, costs or expenses, net profit after tax, gross profit, operating profit, base earnings, earnings (whether before or after taxes), earnings before interest, taxes, depreciation and amortization (EBITDA) as a percent of net sales, return on actual or pro forma equity or net assets or capital, net capital employed, earnings per share (basic or diluted), earnings per share from continuing operations, operating income, pre-tax income, operating income margin, net income, total shareholder return or profitability, or both, as measured by one or more of the following accounting ratios: return on revenue, return on assets, return on equity, return on invested capital and return on investments, shareholder return including performance (total shareholder return) relative to the Standard & Poor’s Small Cap 600 Index or similar index or performance (total stockholder return) relative to the proxy comparator group, in both cases as determined pursuant to Rule 402(l) of Regulation S-K promulgated under the Securities and Exchange Act of 1934, as amended, cash generation, cash flow (including free cash flow and cash flow from operating, investing or financing activities or any combination thereof), unit volume and change in working capital.

The Bonus Pool shall be computed in accordance with generally accepted accounting principles as in effect from time to time and as applied by the Company in the preparation of its financial statements. For purposes of the foregoing computation, changes in generally accepted accounting principles which occur during a fiscal year shall not be taken into account, and extraordinary items, discontinued operations and restructuring costs, as computed in accordance with generally accepted accounting principles as in effect from time to time and as applied and reported by the Company in the preparation of its financial statements, shall also not be taken into account. The amount of any Bonus Pool may be decreased (but not increased) at any time during a fiscal year by the Committee.

Section 3. Administration

(a) Composition of the Committee. The Plan shall be administered by the Compensation Committee of the Company’s Board of Directors, or a sub-committee thereof (the “Committee”). To the extent required by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Committee administering the Plan shall be composed solely of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(b) Power and Authority of the Committee. The Committee shall have full power and authority, subject to all the applicable provisions of the Plan (including but not limited to the requirements of Section 3(d) of the Plan) and applicable law, to (i) establish, amend, suspend, terminate or waive such rules and regulations and appoint such agents as it deems necessary or advisable for the proper administration of the Plan, (ii) construe, interpret and administer the Plan and any instrument or agreement relating to, or any Annual Bonus Pool Award (as defined below in Section 4(b)) made under, the Plan, and (iii) make all other determinations and take all other actions necessary or advisable for the administration of the Plan. Unless otherwise expressly provided in the Plan, each determination made and each action taken by the Committee pursuant to the Plan or any instrument or agreement relating to, or Annual Bonus Pool Award made under, the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, binding and conclusive for all purposes on all persons, including, but not limited to, holders of Annual Bonus Pool Awards, and their legal representatives and beneficiaries, and employees of the Company or of any “Affiliate” of the Company. For purposes of the Plan and any instrument or agreement relating to, or any Annual Bonus Pool Award made under, the Plan, the term “Affiliate” shall mean any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and any entity in which the Company has a significant equity interest, in each case as determined by the Committee in its sole discretion.

(c) Delegation. The Committee may delegate its powers and duties under the Plan to one or more executive officers of the Company or any Affiliate or a committee of such executive officers, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee shall not delegate its power to (a) amend the Plan as provided in Section 9 hereof; (b) establish a Bonus Pool under Section 2; and (c) make determinations regarding Performance-Based Awards (as defined below in Section 4(d)).

Section 4. Eligibility and Participation

(a) Eligibility. The Plan is maintained by the Company for its executive officers. In order to be eligible to participate in the Plan, an executive officer of the Company or any of its Affiliates must be selected by the Committee. In determining the executive officers who will participate in the Plan, the Committee may take into account the nature of the services rendered by such executive officers, their present and potential contributions to the success of the Company and such other factors as the Committee, in its sole discretion, shall deem relevant. A director of the Company or of an Affiliate who is not also an employee of the Company or an Affiliate, and all members of the Committee, shall not be eligible to participate in the Plan.

(b) Participation and Awards. For each fiscal year, the Committee shall:

(i) determine the employees eligible to be granted a percentage share of the Bonus Pool (an “Annual Bonus Pool Award”) for the fiscal year; and

(ii) determine the percentage share in the Bonus Pool to be reserved as an Annual Bonus Pool Award to any eligible employee. The sum of such individual percentages shall not exceed 100%.

The percentage share of the Bonus Pool need not be the same with respect to any recipient of an Annual Bonus Pool Award (the “Participant”) or with respect to different Participants. The Committee’s decision to approve an Annual Bonus Pool Award to an employee in any year shall not require the Committee to approve a similar Annual Bonus Pool Award or any Annual Bonus Pool Award at all to that employee or any other employee or person at any future date. The Company and the Committee shall not have any obligation for uniformity of treatment of any person, including, but not limited to, Participants and their legal representatives and beneficiaries and employees of the Company or of any Affiliate of the Company. The Committee retains sole discretion to reduce the amount of any bonus otherwise payable under this Plan. The Annual Bonus Pool Award in a subsequent fiscal year shall not be increased by any portion of the Bonus Pool of a prior fiscal year which has not been paid or credited to or for the benefit of Participants hereunder.

(c) Bonus Award Agreement. Any employee selected for participation by the Committee shall, as a condition of participation, execute and return to the Committee a written agreement setting forth the terms and conditions of the Annual Bonus Pool Award (the “Bonus Award Agreement”). A separate Bonus Award Agreement will be entered into between the Company and each Participant for each Annual Bonus Pool Award.

(d) Qualified Performance-Based Compensation. Notwithstanding any other provision of the Plan to the contrary, with respect to an Annual Bonus Pool Award that is intended to be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code (hereinafter referred to as a “Performance-Based Award”), the following additional requirements shall apply to all Performance-Based Awards made to any Participant under the Plan:

(i) Any Performance-Based Award shall be null and void and have no effect whatsoever unless the Plan shall have been approved by the shareholders of the Company at the Company’s 2007 Annual Meeting of Shareholders.

(ii) For a Performance-Based Award, the Committee shall, not later than 90 days after the beginning of each fiscal year of the company:

(A) designate all Participants for such fiscal year; and

(B) determine the percentage share in the Bonus Pool to be reserved as an Annual Bonus Pool Award to any Participant.

(iii) Following the close of each fiscal year and prior to payment of any amount to any Participant under the Plan, the Committee must certify in writing as to the computation of the Annual Bonus Pool Award.

(iv) The maximum bonus which may be paid to any Participant pursuant to any Performance-Based Award with respect to any fiscal year shall not exceed $1,500,000.

(e) Employment. In the absence of any specific agreement to the contrary, no Annual Bonus Pool Award to a Participant under the Plan shall affect any right of the Company, or of any Affiliate of the Company, to terminate, with or without cause, the Participant’s employment with the Company or any Affiliate at any time. Neither the establishment of the Plan, nor the granting of any Annual Bonus Pool Award hereunder, shall give any Participant: (i) any rights to remain employed by the Company or any Affiliate; (ii) any benefits not specifically provided for herein or in any Annual Bonus Pool Award granted hereunder; or (iii) any rights to prevent the Company or any Affiliate from modifying, amending or terminating any of its other benefit plans of any nature whatsoever.

Section 5. Annual Bonus Pool Awards

(a) General. The Committee shall determine the amount of the bonus to be paid to a Participant pursuant to each Annual Bonus Pool Award, the time or times when Annual Bonus Pool Awards will be made, and all other terms and conditions of each Annual Bonus Pool Award. Each Annual Bonus Pool Award shall be subject to the terms and conditions of the Plan and the applicable Bonus Award Agreement. Annual Bonus Pool Awards may be granted singly or in combination, or in addition to, in tandem with or in substitution for any grants or rights under any other employee or compensation plan of the Company or of any Affiliate. Bonus Award Agreements may provide that more or less than 100% of the target Annual Bonus Pool Award granted thereunder may be earned upon satisfaction of the conditions provided for therein, subject to the terms and conditions of the Plan. All or part of an Annual Bonus Pool Award may be subject to conditions and forfeiture provisions established by the Committee and set forth in the Bonus Award Agreement, which may include, but are not limited to, continuous service with the Company or an Affiliate.

(b) Payment of Annual Bonus Pool Awards. Any bonus paid pursuant to an Annual Bonus Pool Award shall be paid solely in the form of cash. Payment of any such bonuses may be made, subject to any deferred compensation election which may be permitted pursuant to any deferred compensation plan, at such times, with such restrictions and conditions as the Committee, in its sole discretion, may determine at the time of grant of the Annual Bonus Pool Awards.

(c) Discretionary Reduction. The Committee shall retain sole and full discretion to reduce, in whole or in part, the amount of any award otherwise payable to any Participant under this Plan.

Section 6. Termination of Employment

Each Bonus Award Agreement shall include provisions governing the disposition of an Annual Bonus Pool Award in the event of the retirement, disability, death or other termination of a Participant’s employment with the Company or an Affiliate.

Section 7. Nontransferability

Except as otherwise determined by the Committee or set forth in the applicable Bonus Award Agreement, no right under any Annual Bonus Pool Award shall be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of during the time in which the requirement of continued employment or attainment of performance objectives has not been achieved.

Section 8. Taxes

In order to comply with all applicable federal or state income, social security, payroll, withholding or other tax laws or regulations, the Company may take such action, and may require a Participant to take such action, as it deems appropriate to ensure that all applicable federal or state income, social security, payroll, withholding or other taxes, which are the sole and absolute responsibility of the Participant, are withheld or collected from such Participant.

Section 9. Amendment and Termination

(a) Term of Plan. Unless the Plan shall have been discontinued or terminated as provided in Section 9(b) hereof, no Annual Bonus Pool Awards shall be granted under the Plan after March 3, 2012, and no Annual Bonus Pool Awards shall be paid except with respect to the Company’s fiscal year ending not later than March 2, 2013. No Annual Bonus Pool Awards may be granted after such termination, but termination of the Plan shall not alter or impair any rights or obligations under any Annual Bonus Pool Award theretofore granted (including the payment of such Annual Bonus Pool Award within the time period permitted by the Code, as the same may be amended from time to time), without the consent of the Participant or holder or beneficiary thereof, except as otherwise provided in the Bonus Award Agreement.

(b) Amendments to and Termination of Plan. Except to the extent prohibited by applicable law and unless otherwise expressly provided in the Plan or a Bonus Award Agreement, the Committee may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that notwithstanding any other provision of the Plan or any Bonus Award Agreement, without the approval of the shareholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval, would cause any compensation paid pursuant to any Performance-Based Award granted pursuant to the Plan no longer to qualify as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

(c) Correction of Defects, Omissions and Inconsistencies. Except to the extent prohibited by applicable law and unless otherwise expressly provided in the Plan or a Bonus Award Agreement, the Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan, any Annual Bonus Pool Award or any Bonus Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 10. Miscellaneous

(a) Governing Law. The Plan and any Bonus Award Agreement shall be governed by and construed in accordance with the internal laws, and not the laws of conflicts, of the State of Minnesota.

(b) Severability. If any provision of the Plan, any Annual Bonus Pool Award or any Bonus Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan, any Annual Bonus Pool Award or any Bonus Award Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan, the Annual Bonus Pool Award or the Bonus Award Agreement, such provision shall be stricken as to such jurisdiction, and the remainder of the Plan, any such Annual Bonus Pool Award or any such Bonus Award Agreement shall remain in full force and effect.

(c) No Trust or Fund Created. Neither the Plan nor any Annual Bonus Pool Award or Bonus Award Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to an Annual Bonus Pool Award, such right shall be no greater than the right of any unsecured general creditor of the Company or of any Affiliate.

(d) Nature of Payments. Any and all cash payments pursuant to any Annual Bonus Pool Award granted hereunder shall constitute special incentive payments to the Participant, and such payments shall not be taken into account in computing the amount of the Participant’s salary or compensation for purposes of determining any pension, retirement, death or other benefits under (i) any pension, retirement, profit sharing, bonus, life insurance or other employee benefit plan of the Company or any Affiliate or (ii) any agreement between the Company (or any Affiliate) and the Participant, except to the extent that such plan or agreement expressly provides to the contrary.

(e) Headings. Headings are given to the Sections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Please date, sign and mail your Proxy Card as soon as possible!

Annual Meeting of Shareholders

APOGEE ENTERPRISES, INC.

June 27, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints RUSSELL HUFFER, JAMES S. PORTER and PATRICIA A. BEITHON as Proxies, each with the power to appoint his or her substitute, and hereby authorizes any one of them to represent and to vote, as designated on the reverse, all of the shares of Common Stock of Apogee Enterprises, Inc. (“Apogee”) held of record by the undersigned on May 4, 2007, at the Annual Meeting of Shareholders of Apogee to be held on June 27, 2007, or any adjournment thereof, and hereby revokes all former Proxies.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3.

If you are a participant in the Apogee Employee Stock Purchase Plan, this card directs Mellon Investor Services LLC, as the Plan Administrator, to authorize Broadridge as the Proxy Agent, to vote, as designated on the reverse, all of the shares of Apogee Common Stock held of record in the Plan account. The Proxy Agent cannot vote the shares unless it receives timely direction from you.

If you are a participant in the Apogee 401(k) Retirement Plan, this card directs State Street Bank and Trust Company, as Trustee for the Plan, to vote, as designated on the reverse, all of the shares of Apogee Common Stock held of record in the Plan account. The Trustee will vote, with regard to the Plan, shares of Apogee Common Stock for which it has not received direction in the same proportion as directed shares are voted.

(Continued and to be signed on reverse side)

VOTE BY INTERNET - www.proxyvote.com
APOGEE ENTERPRISES, INC. 7900 XERXES AVENUE, STE 1800 MINNEAPOLIS, MN 55431

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Apogee Enterprises, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Apogee Enterprises, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	APOGE1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

APOGEE ENTERPRISES, INC.
Vote on Directors
1. ELECTION OF DIRECTORS:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) name on the line below.
01) JEROME L. DAVIS - Class III Director
02) JAMES L. MARTINEAU - Class III Director
03) RICHARD V. REYNOLDS - Class III Director	☐	☐	☐

Vote on Proposals	For	Against	Abstain

2. PROPOSAL TO APPROVE THE AMENDED AND RESTATED APOGEE ENTERPRISES, INC. EXECUTIVE MANAGEMENT INCENTIVE PLAN	☐	☐	☐

3. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 1, 2008	☐	☐	☐

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly be brought before the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Note:

Please sign exactly as your name appears to the right. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date